Exhibit 4.1

EXECUTION VERSION

TALEND S.A.

AND

U.S. BANK NATIONAL ASSOCIATION, as Trustee

AND

ELAVON FINANCIAL SERVICES DAC, as Paying Agent, Note Registrar, Transfer Agent and Conversion Agent

INDENTURE

Dated as of September 13, 2019

1.75% Convertible Senior Notes due 2024

TABLE OF CONTENTS

i

ii

Article 14 CONVERSION OF NOTES

Section 14.01. Conversion Privilege	48
Section 14.02. Conversion Procedure; Settlement Upon Conversion	50
Section 14.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or During a Redemption Period	54
Section 14.04. Adjustment of Conversion Rate	56
Section 14.05. Adjustments of Prices	67
Section 14.06. Ordinary Shares to Be Fully Paid	67
Section 14.07. Effect of Recapitalizations, Reclassifications and Changes of the	67
Section 14.08. Certain Covenants	69
Section 14.09. Responsibility of Trustee	69
Section 14.10. Notice to Holders Prior to Certain Actions	70
Section 14.11. Suspension Period	70
Section 14.12. Exchange In Lieu Of Conversion	71

Article 15 REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01. Intentionally Omitted	71
Section 15.02. Repurchase at Option of Holders Upon a Fundamental Change	71
Section 15.03. Withdrawal of Fundamental Change Repurchase Notice	73
Section 15.04. Deposit of Fundamental Change Repurchase Price	73
Section 15.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes	74

Article 16 OPTIONAL REDEMPTION

Section 16.01. Optional Redemption for Changes in the Tax Law of the Relevant Taxing Jurisdiction	74
Section 16.02. Provisional Optional Redemption	76
Section 16.03. Notice of Provisional Optional Redemption; Selection of Notes	77
Section 16.04. Payment of Notes Called for Redemption	78
Section 16.05. Restrictions on Redemption	78

Article 17 MISCELLANEOUS PROVISIONS

Section 17.01. Provisions Binding on Company’s Successors	78
Section 17.02. Official Acts by Successor Corporation	78
Section 17.03. Addresses for Notices, Etc.	78
Section 17.04. Governing Law; Jurisdiction	79
Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee	80
Section 17.06. Legal Holidays	80
Section 17.07. No Security Interest Created	81
Section 17.08. Benefits of Indenture	81
Section 17.09. Table of Contents, Headings, Etc.	81
Section 17.10. Authenticating Agent	81
Section 17.11. Execution in Counterparts	82
Section 17.12. Severability	82
Section 17.13. Waiver of Jury Trial	82
Section 17.14. Force Majeure	82
Section 17.15. Calculations	82
Section 17.16. Issuance in Euros	82
Section 17.17. Currency Indemnity	83
Section 17.18. U.S.A. PATRIOT Act	83

EXHIBIT

Exhibit A Form of Note	A-1

iii

INDENTURE, dated as of September 13, 2019, among TALEND S.A., a société anonyme organized under the laws of France, as issuer (the “Company”, as more fully set forth in Section 1.01), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”, as more fully set forth in Section 1.01) and ELAVON FINANCIAL SERVICES DAC (“Elavon”), as the initial Conversion Agent, Paying Agent, Transfer Agent and Note Registrar.

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 1.75% Convertible Senior Notes due 2024 (the “Notes”), initially in an aggregate principal amount not to exceed €125,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1
DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional ADSs” shall have the meaning specified in Section 14.03(a).

“Additional Amounts” shall have the meaning specified in Section 4.07(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.

“ADS” means an American Depositary Share, issued pursuant to the Deposit Agreement or Restricted Issuance Agreement, representing as of the date of this Indenture one Ordinary Share of the Company, which Ordinary Share is deposited with the ADS Custodian.

“ADS Custodian” means BNP PARIBAS Securities Services as custodian of the Ordinary Shares underlying the ADSs delivered pursuant to the Deposit Agreement or the Restricted Issuance Agreement, or any successor entity thereto.

“ADS Depositary” means JPMorgan Chase Bank, N.A., as depositary for the ADSs.

“ADS Price” shall have the meaning specified in Section 14.03(c).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Agents” means the Conversion Agent, the Bid Solicitation Agent, the Paying Agent, the Note Registrar, the Transfer Agent, any authenticating agent and “Agent” means any one of them, in each case, except to the extent the Company or any of its Affiliates is acting in such role under this Indenture.

“Applicable Taxes” shall have the meaning ascribed in Section 4.07(a).

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means any day that is (1) a New York Business Day, (2) a Paris Business Day, (3) a Euroclear Business Day, (4) a Clearstream Business Day, (5) a Paying Agent Business Day and a (6) Conversion Agent Business Day.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock (or shares, including ordinary shares) issued by that entity.

“cash” means, in respect of payments made or to be made in respect of the Notes, including principal, interest and cash due upon conversion, refer to euros, the legal currency of the Eurozone in the European Monetary Union; subject to the second paragraph of Section 17.16.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“Change in Tax Law” shall have the meaning specified in Section 16.01(b).

“Change in Tax Law Redemption” shall have the meaning specified in Section 16.01(b).

“Change in Tax Law Redemption Notice” shall have the meaning specified in Section 16.01(b).

“Change in Tax Law Redemption Notice Date” shall have the meaning specified in Section 16.01(b).

“Change in Tax Law Redemption Date” shall have the meaning specified in Section 16.01(b).

“Change in Tax Law Redemption Price” shall have the meaning specified in Section 16.01(b).

“Clearstream” means Clearstream Banking, S.A., as currently in effect or any successor securities clearing agency.

“Clearstream Business Day” means any day (other than a Saturday or a Sunday) that is not a day on which banking institutions in Luxembourg City, Luxembourg are authorized or required by law or executive order to close or be closed.

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Depositary” means the common depositary for Euroclear and Clearstream that is designated to act as the depositary for the Global Notes. The initial Common Depositary shall be Elavon until a successor shall have been appointed by the Company, and thereafter, “Common Depositary” shall mean or include such successor.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by the Company’s Chief Executive Officer, Chief Financial Officer, any President or Vice President (whether or not designated by a number or numbers or word or words added before or after the title “President” or “Vice President”), Treasurer, Secretary or Assistant Treasurer or Assistant Secretary and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Agent Business Day” refers to any day (other than a Saturday or a Sunday) that is not a day on which banking institutions in the city in the European Monetary Union where the Conversion Agent’s Office is located are authorized or required by law or executive order to close or be closed.

“Conversion Agent Notice Date” is a day that is both (1) a New York Business Day and (2) a Conversion Agent Business Day.

“Conversion Agent Office” means the designated office of the Conversion Agent, which office at the date hereof is located at Building 8, Cherrywood Business Park, Loughlinstown, Dublin 18, D18 W319, Ireland or such other address as the Conversion Agent may designate from time to time by notice to the Holders and the Company, or the designated conversion agent office of any successor conversion agent (or such other address as such successor conversion agent may designate from time to time by notice to the Holders and the Company).

“Conversion Consideration” shall have the meaning specified in Section 14.12(a).

“Conversion Consideration Delivery Business Day” means a day that is (1) a Business Day and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

“Conversion Price” means as of any time, €1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Corporate Event” shall have the meaning specified in Section 14.01(b)(iii).

“Corporate Trust Office” means the designated office of the Trustee at which at any time this Indenture shall be administered, which office at the date hereof is located at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071; Attn: P. Oswald (Talend Notes Administrator) or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, 2.5% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Euro Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the relevant Observation Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b) if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of ADS equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TLND <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one ADS on such Trading Day reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company), in each case, converted into euros at the Bloomberg screen EURUSD Curncy rate (or its equivalent successor if such page is not available) at 4:00 p.m., New York City time on such Trading Day. The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“delivered” with respect to any notice to be delivered, given or mailed to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register, in each case in accordance with Section 17.03. Notice so “delivered” shall be deemed to include any notice to be “mailed” or “given,” as applicable, under this Indenture.

“Deposit Agreement” means the deposit agreement dated as of July 26, 2016, by and among the Company, the ADS Depositary, and the owners and beneficial owners of the ADSs delivered thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Depositary” means, with respect to each Global Note, Euroclear and Clearstream, including any and all successors thereto appointed as Depositary hereunder pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Institution” shall have the meaning specified in Section 14.12(a).

“Distributed Property” shall have the meaning specified in Section 14.04(h)(2).

“Distributed Securities Daily VWAP” means the per security volume-weighted average price as displayed under the heading “Bloomberg VWAP” on the Bloomberg page applicable to the security in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable for such security, the market value of such security on a per security basis on such Trading Day reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by Company), in each case to the extent such volume-weighted average price is not already reflected in euros, converted into euros in a at the Bloomberg screen EURUSD Curncy rate (or its equivalent successor if such page is not available) at 4:00 p.m., New York City time on such Trading Day. The “Distributed Securities Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the date upon which the applicable transaction or event is effective or consummated.

“Elavon” shall have the meaning specified in the first paragraph of this Indenture.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system or any successor clearing agency.

“Euroclear Business Day” means any day (other than a Saturday or a Sunday) that is not a day on which banking institutions in Brussels, Belgium are authorized or required by law or executive order to close or be closed.

“Euronext Paris” means the Regulated Market of Euronext Paris.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 14.12(a).

“Expiring Rights” means any rights, options or warrants to purchase Ordinary Shares or ADSs that expire on or prior to the Maturity Date.

“Ex-Redemption Date means (a) the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to the redemption in question from the Company or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market or (b) if the ADSs do not trade on any exchange or market, the Paris business day on which the redemption in question occurs.

“FATCA” shall have the meaning specified in Section 4.07(a)(i)(D).

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” shall mean the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion for Global Notes” shall mean the “Form of Notice of Conversion” attached as Attachment 1A to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion for Physical Notes” shall mean the “Form of Notice of Conversion” attached as Attachment 1B to the Form of Note attached hereto as Exhibit A.

“French Commercial Code” means the French Code de commerce.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs prior to the Maturity Date:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its direct or indirect Wholly Owned Subsidiaries and the employee benefit plans of the Company and its direct or indirect Wholly Owned Subsidiaries, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Ordinary Shares (including Ordinary Shares held in the form of ADS) representing more than 50% of the voting power of the Ordinary Shares; provided, that no Person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(b) the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares or the ADS (other than changes resulting from a subdivision or a combination) as a result of which the Ordinary Shares or ADS would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Ordinary Shares or ADS will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving company or transferee or the parent thereof immediately after such transaction in substantially the same proportions relative to each other as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) the shareholders of the Company approve any plan or proposal for dissolution of the Company that, if completed, would result in the liquidation of the Company; or

(d) the ADSs (or other Common Equity or ADS in respect of Common Equity underlying the Notes) cease to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clauses (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of the ADSs, excluding cash payments for fractional ADSs, in connection with such transaction or transactions consists of Common Equity or ADS or depositary receipts in respect of Common Equity that, in any case, are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional ADS (subject to the provisions of Section 14.07). If any transaction in which the Ordinary Shares are replaced by the equity securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of the definition thereof, following the effective date of such transaction) references to the Company in this definition shall instead be references to such other entity.

For purposes of this definition of “Fundamental Change” above, any transaction that constitutes a Fundamental Change pursuant to both clause (a) and clause (b) of such definition (without giving effect to the proviso in clause (b)) shall be deemed a Fundamental Change solely under clause (b) of such definition (subject to the proviso in clause (b)).

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Independent Expert” means an independent financial institution of international repute or independent financial adviser with appropriate expertise, chosen by the Company at its sole discretion.

“Initial Purchasers” means Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC.

“Interest Payment Date” means each March 1 and September 1 of each year, beginning on March 1, 2020.

“Last Reported Sale Price” of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are traded, converted into euros at the Bloomberg screen EURUSD Curncy rate (or its equivalent successor if such page is not available) at 4:00 p.m., New York City time on such date. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization, converted into euros at the Bloomberg screen EURUSD Curncy rate (or its equivalent successor if such page is not available on such date) at 4:00 p.m., New York City time on such date. If the ADSs are not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for the ADSs (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, converted into euros at the Bloomberg screen EURUSD Curncy rate (or its equivalent successor if such page is not available on such date) at 4:00 p.m., New York City time on such date. In the event of any need to determine the “Last Reported Sale Price” of any security other than ADSs, the Company shall determine the “Last Reported Sale Price” of such security in a commercially reasonable manner using a substantially similar methodology.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the ADSs for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the ADSs or in any options contracts or futures contracts traded on any U.S. exchange relating to the ADSs.

“Maturity Date” means September 1, 2024.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“New York Business Day” means any day (other than a Saturday or a Sunday) that is not a day on which banking institutions in the State of New York are authorized or required by law or executive order to close or be closed.

“Non-Tax Redemption Election” shall have the meaning specified in Section 16.01(d).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Note Registrar Office” means the designated office of the Note Registrar, which office at the date hereof is located at Building 8, Cherrywood Business Park, Loughlinstown, Dublin 18, D18 W319, Ireland or such other address as the Note Registrar may designate from time to time by notice to the Holders and the Company, or the designated note registrar office of any successor note registrar (or such other address as such successor note registrar may designate from time to time by notice to the Holders and the Company).

“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs prior to 9:00 a.m. (New York City time) on the Business Day immediately preceding June 1, 2024, the 40 consecutive Trading Day period beginning on, and including, the later of (x) the third Trading Day immediately succeeding such Conversion Date and (y) the first Trading Day after the second Business Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs during a Redemption Period, the 40 consecutive Trading Days beginning on, and including, the 44th Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii), if the relevant Conversion Date occurs on or after 9:00 a.m. (New York City time) on the Business Day immediately preceding June 1, 2024, the 40 consecutive Trading Days beginning on, and including, the 44th Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Circular” means the preliminary offering circular dated September 4, 2019, as supplemented by the related pricing term sheet dated September 5, 2019, relating to the offering and sale of the Notes.

“Officer” means, with respect to the Company, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, the Assistant Treasurer, the Secretary, the Assistant Secretary, or any President or Vice President (whether or not designated by a number or numbers or word or words added before or after the title “President” or “Vice President”).

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by an Officer of the Company. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.09 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee, that is delivered to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.

“Optional Redemption” means either a Change in Tax Law Redemption or a Provisional Optional Redemption.

“Ordinary Share Market Price” means the Last Reported Sale Price of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) on the date a binding agreement is made for the Company or any of its Subsidiaries to purchase Ordinary Shares (directly or in the form of ADSs) (or the immediately preceding Trading Day if such agreement (i) is not made on a Trading Day or (ii) if made on a Trading Day, is made prior to the availability of the Last Reported Sale Price of the ADSs in respect of such Trading Day).

“Ordinary Share Repurchase Date” shall have the meaning specified in Section 14.04(e).

“Ordinary Shares” means ordinary shares of the Company, nominal value (valeur nomimale) €0.08 per ordinary share, at the date of this Indenture, subject to Section 14.07.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; provided that all conversion consideration due in respect of such converted Notes has been delivered in accordance with the terms of this Indenture;

(e) Notes redeemed pursuant to Article 16; and

(f) Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10.

“Paris Business Day” means any day (other than a Saturday or a Sunday) that is not a day on which banking institutions in Paris, France are authorized or required by law or executive order to close or be closed.

“Paris close of business” means 5:00 p.m., Paris, France time.

“Paris open of business” means 9:00 a.m., Paris, France time.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Paying Agent Business Day” refers to any day (other than a Saturday or a Sunday) that is not a day on which banking institutions in the city in the European Monetary Union (or the United States, if the euro is no longer available to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, as contemplated in Section 17.16) where the Paying Agent’s Office is located are authorized or required by law or executive order to close or be closed.

“Paying Agent Office” means the designated office of the Paying Agent, which office at the date hereof is located at Building 8, Cherrywood Business Park, Loughlinstown, Dublin 18, D18 W319, Ireland or such other address as the Paying Agent may designate from time to time by notice to the Holders and the Company, or the designated paying agent office of any successor paying agent (or such other address as such successor paying agent may designate from time to time by notice to the Holders and the Company).

“Payment Business Day” means a day (1) that is a New York Business Day, (2) a Paris Business Day, (3) a Paying Agent Business Day and (4) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of €100,000 principal amount and integral multiples of €1,000 in excess of such amount.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Provisional Optional Redemption” has the meaning specified in Section 16.02.

“Provisional Optional Redemption Date” has the meaning specified in Section 16.03(a).

“Provisional Optional Redemption Notice” has the meaning specified in Section 16.03(a).

“Provisional Optional Redemption Notice Date” has the meaning specified in Section 16.03(a).

“Provisional Optional Redemption Price” means, for any Notes to be redeemed pursuant to 16.02 and 16.03, 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Provisional Optional Redemption Date (unless the Provisional Optional Redemption Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case interest accrued and unpaid to the Interest Payment Date will be paid on such Interest Payment Date to Holders of record of such Notes on such Regular Record Date, and the Provisional Optional Redemption Price will be equal to 100% of the principal amount of the Notes to be redeemed), including, for the avoidance of doubt, any Additional Amounts with respect to such Provisional Optional Redemption Price.

“Purchase Agreement” means that certain Purchase Agreement, dated as of September 5, 2019, among the Company and the Initial Purchasers.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Ordinary Shares (directly or in the form of ADSs) (or other applicable security) have the right to receive any cash, securities or other property or in which the Ordinary Shares (directly or in the form of ADSs) (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption Date” means a Provisional Optional Redemption Date or the Change in Tax Law Redemption Date, as the case may be.

“Redemption Notice” means a Provisional Optional Redemption Notice or a Change in Tax Law Redemption Notice, as the case may be.

“Redemption Notice Date” means the Provisional Optional Redemption Notice Date or Change in Tax Law Redemption Notice Date, as the case may be.

“Redemption Period” means the period from, and including, the relevant Redemption Notice Date until 9:00 a.m. (New York City time) on the second Business Day immediately preceding the related Redemption Date.

“Redemption Price” means the Provisional Optional Redemption Price or the Change in Tax Law Redemption Price, as the case may be.

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the February 15 or August 15 (whether or not such day is a Business Day) immediately preceding the applicable March 1 and September 1 Interest Payment Date, respectively.

“Regulated Market” means any regulated market pursuant to the terms of the directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments.

“Relevant Jurisdiction” shall have the meaning specified in Section 4.07(a).

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.07(a).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Issuance Agreement” means the restricted issuance agreement dated as of September 13, 2019, by and among the Company, the ADS Depositary, and the owners and beneficial owners of the ADSs delivered thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading. If the ADS are not so listed or admitted for trading, “Scheduled Trading Day” means a New York Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iv).

“Settlement Date” has the meaning specified in Section 14.02(c).

“Settlement Extension” has the meaning specified in Section 17.06.

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).

“Share Exchange Event” shall have the meaning specified in Section 14.07(a).

“Share Reduction” shall have the meaning specified in Section 14.04(a).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X promulgated by the Commission as in effect on the date of this Indenture; provided that, in the case of a Subsidiary of the Company that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income (loss) from continuing operations before income taxes exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds €10,000,000.

“Specified Euro Amount” means the maximum cash amount per €1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes (or deemed specified pursuant to Section 14.02(a)).

“Spin-Off” shall have the meaning specified in Section 14.04(h)(2).

“Subscription Period” shall have the meaning specified in Section 14.04(b).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Suspension Notice” shall have the meaning specified in Section 14.11.

“Suspension Period” shall have the meaning specified in Section 14.11.

“Suspension Right” shall have the meaning specified in Section 14.11.

“Trading Day” means, except for purposes determining amounts due upon conversion as set forth below, a day on which (i) trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Market or, if the ADSs (or such other security) are not then listed on The NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security) are then traded, and (ii) a Last Reported Sale Price of the ADS (or closing sale price for such other security) is available on such securities exchange or market (exclusive of the currency conversion contemplated by the definition of “Last Reported Sale Price” of the ADS). If the ADSs (or such other security) are not so listed or traded, “Trading Day” means a New York Business Day; and provided that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the ADS generally occurs on The Nasdaq Global Market or, if the ADSs are not then listed on The Nasdaq Global Market, on the principal other U.S. national or regional securities exchange on which the ADSs are then listed or, if the ADS are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs are then listed or admitted for trading, except that if the ADSs are not so listed or admitted for trading, “Trading Day” means a New York Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for €5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If, on any date, the Bid Solicitation Agent cannot reasonably obtain at least one bid for €5,000,000 principal amount of Notes on such date from a nationally recognized securities dealer on any determination date, then the Trading Price per €1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the ADS and the Conversion Rate.

“Trading Price Condition” shall have the meaning specified in Section 14.01(b)(i).

“Trading Price Conversion Window” shall have the meaning specified in 14.01(b)(i).

“transfer” shall have the meaning specified in Section 2.05(c).

“Transfer Agent” shall have the meaning specified in Section 4.02.

“Transfer Agent Office” means the designated office of the Transfer Agent, which office at the date hereof is located at Building 8, Cherrywood Business Park, Loughlinstown, Dublin 18, D18 W319, Ireland or such other address as the Transfer Agent may designate from time to time by notice to the Holders and the Company, or the designated transfer agent office of any successor transfer agent (or such other address as such successor transfer agent may designate from time to time by notice to the Holders and the Company).

“Trigger Event” shall have the meaning specified in Section 14.04(h)(2).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(h)(2).

“Value of the Ordinary Share Immediately prior to the Close of Business on the Date of such Distribution” means the arithmetic average of the Daily VWAP (divided by the number of Ordinary Shares then represented by one ADS) for each of the three Trading Days immediately preceding the Ex-Dividend Date for such distribution.

“Value of the Ordinary Shares Ex-Right” means the arithmetic average of the daily VWAP (divided by the number of Ordinary Shares then represented by one ADS) on each Trading Day included in the applicable Subscription Period.

“Value of the Preferential Subscription Right” means (i) the arithmetic average of the opening trading prices on any Regulated Market for such preferential subscription rights on a per right basis, or on a similar market on which the preferential subscription rights have their principal listing on each Trading Day included in the applicable Subscription Period, or (ii) if the preferential subscription rights are not listed on a Regulated Market or similar market, the value of such preferential subscription rights will be calculated as reasonably determined by the Company or, at the Company’s option, an Independent Expert taking into account the fair market value or trading price of any corresponding ADS rights.

“Value of the Securities or Assets Distributed per Ordinary Share” means:

(a) in the event of a distribution of securities that are already listed on The NASDAQ Global Market, other U.S. national or regional securities exchange, Euronext Paris, any other Regulated Market or a similar market, the arithmetic average of the Distributed Securities Daily VWAP of such securities during the three Trading Days immediately preceding the Ex-Dividend Date for such distribution;

(b) in the event of a distribution of securities that are not already listed on The NASDAQ Global Market, other U.S. national or regional securities exchange, Euronext Paris, any other Regulated Market or a similar market, but that are expected to be listed on any such market for at least three Trading Days within 10 Trading Days starting on the Ex-Dividend Date For such distribution, the arithmetic average of the Distributed Securities Daily VWAP of such securities during the first three Trading Days included within this 10 trading day period during which such securities are listed on The NASDAQ Global Market, other U.S. national or regional securities exchange, Euronext Paris, any other Regulated Market or a similar market; and

(c) in all other cases not addressed in clause (a) or (b) of this definition, such value that is determined reasonably by the Company or, at the Company’s option, an Independent Expert, no later than the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

“Wholly Owned Subsidiary” means, with respect to any Person, any direct or indirect Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Article 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “1.75% Convertible Senior Notes due 2024.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to €125,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement), subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent permitted hereunder.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company, the Trustee and the Agents, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Common Depositary or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Note Registrar or the Common Depositary, at the direction of the Note Registrar, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof of such amount. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company designated by the Company for such purposes, which shall initially be the Paying Agent Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay (or cause the Paying Agent to pay) interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of €5,000,000 or less, by check mailed (at the Company’s expense) to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than €5,000,000, either by check mailed to each such Holder or, upon written application by such a Holder to the Note Registrar (containing the requisite information for the Paying Agent to make such wire transfer) not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States of America or the European Monetary Union, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee and Paying Agent in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Paying Agent an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee and the Paying Agent for such deposit on or prior to the date of the proposed payment, such money when deposited to be held for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder at its address as it appears in the Note Register, or by electronic means to the Depositary in the case of Global Notes, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c). The Trustee and the Paying Agent shall have no responsibility whatsoever for the calculation of the Defaulted Amounts.

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee and the Paying Agent.

Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of any of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee or an authenticating agent for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee or an authenticating agent in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder; provided that the Trustee and the authenticating agent shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel of the Company with respect to the issuance, authentication and delivery of such Notes.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee or an authenticating agent, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Note Registrar Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee or an authenticating agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee or an authenticating agent shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Transfer Agent, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Transfer Agent, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Transfer Agent, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for redemption in accordance with Article 16, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Common Depositary or the nominee of the Common Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Common Depositary) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any ADSs issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those contained in the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than ADSs, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE ADS, IF ANY, DELIVERABLE UPON CONVERSION OF THIS SECURITY AND THE ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF TALEND S.A. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, OR

(E) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE DEPOSITARY RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER DOCUMENTATION OR EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be designated by an ISIN number or Common Code number that designates the Notes to be restricted. The Company shall be entitled to instruct the Common Depositary in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Common Depositary shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be designated by an ISIN number or Common Code number that designates the Notes to be restricted. The Company shall promptly notify the Trustee, the Note Registrar and the Common Depositary in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any ADSs issued upon conversion of the Notes has been declared effective under the Securities Act. Any exchange pursuant to the foregoing paragraph shall be in accordance with the applicable procedures of the Depositary.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Common Depositary to a nominee of the Common Depositary or by a nominee of the Common Depositary to the Common Depositary or another nominee of the Common Depositary or by the Common Depositary or any such nominee to a successor Common Depositary or a nominee of such successor Common Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee and the Note Registrar by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(c).

Initially, each Global Note shall be (i) registered in the name of the Common Depositary or the nominee of such Common Depositary and (ii) delivered to the Common Depositary

If (i) Euroclear or Clearstream notifies the Company at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 120 days, (ii) Euroclear or Clearstream so requests following an Event of Default or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Global Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee or an authenticating agent, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled; provided that the denomination of any Physical Note may not, at any time, be less than €100,000.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Common Depositary, the Note Registrar and the Trustee. Upon execution and authentication, the Trustee or the Note Registrar shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, redeemed, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee or the Note Registrar in accordance with standing procedures and existing instructions between the Depositary and the Trustee or the Note Registrar. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, redeemed, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Common Depositary, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Note Registrar or the Common Depositary, at the direction of the Note Registrar, to reflect such reduction or increase.

None of the Company, the Trustee, an authenticating agent, the Paying Agent, the Transfer Agent, the Note Registrar or any agent of the Company, the Trustee, an authenticating agent, the Paying Agent, the Transfer Agent or the Note Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. None of the Company or the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any act or omission of the Depositary or the Common Depositary.

(d) Until the Resale Restriction Termination Date, any certificate representing ADS issued upon conversion of such Note (and the Ordinary Shares represented by such ADSs) shall bear a legend in substantially the following form (unless the Note or such ADS (or the Ordinary Shares represented by such ADSs) has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such ADSs (or the Ordinary Shares represented by such ADSs) has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the ADSs):

THIS SECURITY (AND THE ORDINARY SHARES REPRESENTED THEREBY) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF TALEND S.A. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT,

(E) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) OR (E) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S AMERICAN DEPOSITARY SHARES RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER DOCUMENTATION OR EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such ADSs as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such ADSs for exchange in accordance with the procedures of the transfer agent for the ADSs, be exchanged for a new certificate or certificates for a like aggregate number of ADSs, which shall not bear the restrictive legend required by this Section 2.05(d).

(e) Any Note or ADSs issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or ADSs, as the case may be, no longer being a “restricted security” (as defined under Rule 144). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Note Registrar or the Trustee for cancellation in accordance with Section 2.08.

(f) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g) None of the Trustee, the Agents or any of their agents shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion, redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion, redemption or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes.

Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08. Cancellation of Notes Paid, Converted, Etc. The Company shall cause the Registrar, the Paying Agent and the Conversion Agent to forward to the Trustee, or, at the direction of the Trustee, the Note Registrar, Paying Agent or Transfer Agent, for cancellation all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion. All Notes delivered to the Trustee for cancellation shall be canceled promptly by it, and no Notes shall be authenticated in exchange therefor except as expressly permitted by any of the provisions of this Indenture. The Trustee shall cause the disposal of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company upon the Company’s written request.

Section 2.09. ISIN and Common Code Numbers. The Company in issuing the Notes may use “ISIN” numbers and “Common Code” numbers (in each case, if then generally in use), and, if so, the Trustee shall use “ISIN” numbers and “Common Code” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “ISIN” numbers and “Common Code” numbers.

Section 2.10. Additional Notes; Repurchases. The Company may, without the consent of, or notice to, the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (except for any differences in the issue price, issue date and interest accrued, if any, and, if applicable, any restrictions upon transfer or conversion of such additional notes other than differences in the issue date, the issue price, interest accrued prior to the issue date of such additional Notes and, if applicable, restrictions on transfer in respect of such additional Notes (including pursuant to Section 2.05 hereunder)) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities purposes, such additional Notes shall have one or more separate ISIN and Common Code numbers from the Notes issued on the date of this Indenture. The Notes offered on the date of this Indenture and any additional Notes would rank equally and ratably and would be treated as a single series for all purposes of this Indenture (except to the extent set forth in the immediately preceding sentence). Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters required by Section 17.05. In addition, the Company may, to the extent permitted by law, and without the consent of Holders, directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or through its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company may, at its option and to the extent permitted by applicable law, either resell or surrender to the Trustee for cancellation any Notes that it may repurchase, and in the case of any resale, so long as such Notes do not constitute restricted securities upon such resale. Any notes that the Company may repurchase will be considered “outstanding” under this Indenture (except for voting purposes to the extent described in Section 8.04) unless and until such time the Company surrenders them to the Trustee for cancellation and, upon receipt of a written order from the Company, the Trustee will cancel all Notes surrendered.

Article 3
SATISFACTION AND DISCHARGE

Section 3.01. Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited with the Trustee (or with a custodian or account bank appointed on behalf of the Trustee) or Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee or authenticating agent for cancellation; or (ii) the Company has irrevocably deposited with the Trustee (or with a custodian or account bank appointed on behalf of the Trustee) or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash and/or (in the case of conversion) cash, ADSs or a combination thereof sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; (b) the Company has delivered all conversion consideration due in respect of all Conversion Obligations arising under this Indenture; and (c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and the Agents under Section 7.06 shall survive.

Article 4
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price, the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest (including any Additional Interest) payments hereunder

Section 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency where the Notes may be surrendered for presentation for payment or repurchase (“Paying Agent”), for conversion (“Conversion Agent”), for transfer or exchange (the “Transfer Agent”), for purposes of registering the Notes (the “Note Registrar”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office in the United States of America as a place where Notes may be presented for payment or for registration of transfer.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that the Company will at all times maintain at least one Note Registrar in the European Monetary Union. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent,” “Conversion Agent,” “Transfer Agent” and “Note Registrar” include any such additional or other offices or agencies, as applicable.

The Company hereby initially appoints Elavon, and Elavon hereby accepts such appointments, as the Paying Agent, Common Depositary, Conversion Agent, the Transfer Agent and the Note Registrar and the Paying Agent Office as the office or agency where Notes may be presented for payment or repurchase, the Conversion Agent Office as the office or agency where Notes may be surrendered for conversion, the Transfer Agent Office as the office of agency where Notes may be surrendered for transfer or exchange and the Note Registrar Office as the office or agency where Notes may be for registered; provided that none of the Paying Agent Office, the Conversion Agent Office or the Transfer Agent Office shall be a place for and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

None of the Company, the Trustee, any Agent or any of their respective agents has or will have any responsibility or liability for: (i) any aspect of the records of Euroclear, Clearstream or any participant or indirect participant relating to, or payments made on account of, a book-entry interest or for maintaining, supervising or reviewing the records of Euroclear, Clearstream or any participant or indirect participant relating to, or payments made on account of, a book-entry interest; or (ii) Euroclear, Clearstream or any participant or indirect participant.

Payments by participants to owners of book-entry interests held through participants are the responsibility of such participants.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than Elavon or the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price, the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Redemption Price, the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held.

The Company shall, on or before 10:00 a.m. (London, England time) on each due date of the principal (including the Redemption Price, the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price, the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action. For the avoidance of doubt, the Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments or disbursements to be made by the Paying Agent or the Trustee (i) for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Section 4.04; and (ii) until the Paying Agent or the Trustee, as applicable, has confirmed receipt of funds sufficient to make the relevant payment.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price, the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price, the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price, the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or held by any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts. Upon the occurrence of any event specified in Section 6.01(h) or Section 6.01(i), the Trustee (or any entity designated by it) may automatically become the Paying Agent.

(d) Subject to applicable escheatment laws, any money or property deposited with the Trustee or any Paying Agent, or then held in trust by the Company, for the payment of the principal (including the Redemption Price, the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price, the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust and the Trustee shall have no further liability with respect to such funds; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and ADSs, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05. Existence. (a) Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence; and

(b) In accordance with the provisions of Article L. 228-98 of the French Commercial Code, the Company may change its corporate form or corporate purpose without requesting the approval of the Holders; provided that unless the Company receives the approval of the Holders, the Company’s corporate form must be: (1) a société anonyme or société en commandite par actions, in either case, registered under the laws of France or (2) a corporation or entity treated as a corporation for U.S. federal income tax purposes.

Section 4.06. Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or the ADS (or Ordinary Shares represented by such ADS) deliverable upon conversion of the Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or the ADSs (or Ordinary Shares represented by such ADSs) deliverable upon conversion of the Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or ADSs (or Ordinary Shares represented by such ADSs) pursuant to Rule 144A.

(b) The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 (or any successor rule) under the Exchange Act), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or any successor thereto), it being understood that the Trustee shall not be responsible for determining whether such filings have been made or for their timeliness or content.

(c) Delivery of the reports, information and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee will have no obligation whatsoever to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with its covenants (except to receive documents as expressly provided in Section 4.09 hereof) or with respect to any reports or other documents filed with the Commission via the EDGAR (or any successor thereto) or any other website, or to participate in any conference calls.

(d) If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the aggregate principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (or Holders that have been the Company’s Affiliates at any time during the three months preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes. As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e) If, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed from the Notes offered by the Offering Circular, such Notes are assigned restricted ISIN and Common Code numbers or such Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 380th day after the last date of original issuance of the Notes offered by the Offering Circular (including any Notes issued pursuant to the Initial Purchaser’s option to purchase additional Notes pursuant to the Purchase Agreement), the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of such Notes outstanding until the restrictive legend on such Notes has been removed in accordance with Section 2.05(c), such Notes are assigned unrestricted ISIN and Common Code numbers and such Notes are freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months immediately preceding) (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes). For the avoidance of doubt, the Company may effect the legend removal from, and cause an unrestricted ISIN and Common Code number to be assigned to, the Notes held in global form in accordance with the applicable procedures of Euroclear and Clearstream, including by way of the Company’s issuance of a new Global Note representing the Notes without a restrictive legend and with an unrestricted ISIN and Common Code and a transfer of the beneficial interests in the Global Note(s) representing the Notes into such new Global Note(s) in accordance with such applicable procedures.

(f) Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(g) The Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06(e) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03. However, in no event shall the Additional Interest payable for the Company’s failure to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), as set forth in Section 4.06(d), together with any Additional Interest that may accrue at the Company’s election as a result of the Company’s failure to comply with its reporting obligations in accordance with Section 4.06(b) as set forth under Section 6.03, accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(h) If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee and the Paying Agent an Officer’s Certificate setting forth the particulars of such payment.

Section 4.07. Additional Amounts. (a) All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Indenture and the Notes, including, but not limited to, payments of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price), payments of interest and payments of cash and/or deliveries of ADSs (together with payments of cash for any Fractional ADS) upon conversion of the Notes, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied (“Applicable Taxes”) by or within France or any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident or doing business (each, as applicable, a “Relevant Taxing Jurisdiction”) or through which payment is made or deemed made (together with each Relevant Taxing Jurisdiction, a “Relevant Jurisdiction,” and in each case, any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required in a Relevant Jurisdiction, the Company or any successor to the Company shall pay such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any Applicable Taxes on the Additional Amounts) under a Relevant Jurisdiction shall equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided that no Additional Amounts shall be payable:

(i) for or on account of:

(A) any tax, duty, assessment or other governmental charge that would not have been imposed but for:

1.                   the existence of any present or former connection between the Holder or beneficial owner of such Note and the Relevant Jurisdiction, other than merely holding such Note or the receipt of payments thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having had a permanent establishment therein;

2.                   the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Redemption Price and Fundamental Change Repurchase Price, if applicable) and interest on, such Note or the payment of cash and/or delivery of ADSs (together with payment of cash for any fractional ADS) upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for;

3.                   the failure of the Holder or beneficial owner to comply with a timely request from the Company or any successor of the Company, addressed to the Holder or beneficial owner, as the case may be, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner;

4.                   the presentation of such Note (in cases in which presentation is required) for payment in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere; or

5.                   (A) the existence of any present or former connection between the Holder or beneficial owner of such Note and any non-cooperative jurisdiction (Etat ou territoire non coopératif) within the meaning of Section 238-0 A of the French tax code (other than those mentioned in 2° of 2 bis of Article 238-0 A of the French Tax Code), including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such non-cooperative jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein, or (B) the presentation of such Note for payment or payment on such Note otherwise made to a bank account open in a non-cooperative jurisdiction;

(B) any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(C) any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments under or with respect to the Notes;

(D) any tax required to be withheld or deducted under Sections 1471 to 1474 of the Code (or any amended or successor versions of such Sections) (“FATCA”), any agreement described in Section 1471(b) of the Code, or any current or future regulations or other official guidance thereunder, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement; or

(E) any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (A), (B), (C) or (D); or

(ii) with respect to any payment of the principal of (including the Redemption Price and Fundamental Change Repurchase Price, if applicable) and interest on such Note or the payment of cash and/or deliveries of ADSs (together with payment of cash for any fractional ADS) upon conversion of such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

(b) Any reference in this Indenture or the Notes in any context to the delivery of ADSs (together with payments of cash for any fractional ADS) upon conversion of the Notes or the payment of principal of (including the Redemption Price and Fundamental Change Repurchase Price, if applicable) and interest on, any Note or any other amount payable with respect to such Note, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable with respect to that amount pursuant to this Section 4.07.

(c) If the Company or its successor is required to make any deduction or withholding from any payments with respect to the Notes, it will deliver to the Trustee official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted.

(d) The Trustee and the Paying Agent shall be entitled to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to FATCA and any regulations or agreements thereunder or official interpretation thereof. The Company will provide the Trustee and the Paying Agent with sufficient information so as to enable the Trustee and the Paying Agent to determine whether or not it is obliged to make such a withholding or deduction.

(e) The foregoing obligations shall survive termination or discharge of this Indenture.

(f) Neither the Trustee nor any Agent shall have any obligation to determine whether any Additional Amounts are payable or the amount of such Additional Amounts.

Section 4.08. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.09. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2019) an Officer’s Certificate stating whether the signer thereto knows of any Default or Event of Default that occurred during the previous year and, if so, specifying its status and what action the Company is taking or proposing to take in respect thereof; provided, that no notice is required if the event that would constitute a Default has been cured or waived before the date the Company is required to deliver such notice.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any event that would constitute a Default or an Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided, that no notice is required if the event that would constitute a Default has been cured or waived before the date the Company is required to deliver such notice.

Section 4.10. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Article 5
LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01. Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each February 15 and August 15 in each year beginning with February 15, 2020, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

Article 6
DEFAULTS AND REMEDIES

Section 6.01. Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest or Additional Amounts, if any, on any Note when due and payable, and the default continues for a period of 30 days;

(b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right, and such failure continues for three (3) Business Days;

(d) failure by the Company to deliver (i) a Fundamental Change Company Notice in accordance with Section 15.02(c) when due, (ii) a notice of a specified issuance or distribution or Corporate Event in accordance with Section 14.01(b)(ii) or (iii), in each case when due or (iii) a notice of a Make-Whole Fundamental Change in accordance with Section 14.03(b) when due;

(e) failure by the Company to comply with its obligations under Article 11;

(f) failure by the Company for 60 days after written notice from the Trustee or by the Trustee at the request of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g) default by the Company or any Significant Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of the lesser of (x) US$20.0 million (or the foreign currency equivalent thereof) and (y) €20.0 million (or the foreign currency equivalent thereof), in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in either case of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not, after the expiration of any applicable grace period, have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with this Indenture;

(h) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar state, federal or foreign law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar state, federal or foreign law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days, including for the avoidance of doubt, with respect to Section 6.01(h) and (i), as applicable, certain French law proceedings affecting creditors, including conciliation proceedings (procédure de conciliation), safeguard proceedings (procédure de sauvegarde), accelerated safeguard (sauvegarde accélérée), accelerated financial safeguard (procédure de sauvegarde financière accélérée) and judicial reorganization or liquidation proceedings (redressement or liquidation judiciaire)).

Section 6.02. Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company occurs and is continuing, subject to applicable French law, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03. Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall, for the first 360 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (i) 0.25% per annum of the aggregate principal amount of the Notes outstanding for each day during the period beginning on, and including the date on which such Event of Default first occurs and ending on the earlier of (x) the date on which such Event of Default is cured or validly waived in accordance with this Indenture and (y) the 180th day immediately following, and including, the date on which such Event of Default first occurs and (ii) if such Event of Default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such Event of Default first occurs, 0.50% per annum of the aggregate principal amount of Notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such Event of Default first occurs and ending on the earlier of (x) the date on which the Event of Default is cured or validly waived in accordance with this Indenture and (y) the 360th day immediately following, and including the date on which such Event of Default first occurs.

Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e). If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 361st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) is not cured or waived prior to such 361st day), the Notes shall be immediately subject to acceleration as provided in Section 6.02. The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.06(b). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company has elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 360 days after the occurrence of any Event of Default described in the immediately preceding paragraphs, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 360-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In no event shall Additional Interest payable at the Company’s election for failure to comply with its obligations as set forth in Section 4.06(b) as set forth in this Section 6.03, together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods provided by Rule 12b-25 or any successor rule under the Exchange Act thereunder and other than reports on Form 8-K), pursuant to Section 4.06(d), accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest. The Trustee shall have no duty to calculate or verify the calculation of Additional Interest.

Section 6.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation and reasonable expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of compensation and reasonable expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05. Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due to the Trustee and the Agents under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price, the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price and any cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture or the Notes to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered to the Trustee such security or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price, the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder). The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price, any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10. Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which the Trustee has actual knowledge, deliver to all Holders notice of all such Defaults, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price, the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price, the Fundamental Change Repurchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.

Article 7
CONCERNING THE TRUSTEE

Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered (and, if requested, provided) to the Trustee indemnity or security satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(h) the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to the Common Depositary and the Agents; and

(i) under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any written or verbal advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(h) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

In no event shall the Trustee be liable for any consequential, punitive, special or indirect loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of the Notes at the Corporate Trust Office and such notice references the Notes and/or this Indenture.

Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture or any money paid to the Company or upon the Company’s direction under any provision of this Indenture.

Section 7.04. Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent, Bid Solicitation Agent (if other than the Company or any Affiliate thereof) or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Note Registrar.

Section 7.05. Reserved.

Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee and the Agents, in any capacity under this Indenture, from time to time, and the Trustee and the Agents shall be entitled to, compensation for all services rendered by them hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee, the Agents and the Company, and the Company will pay or reimburse the Trustee and the Agents upon request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee and the Agents in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as determined by a final, non-appealable decision of a court of competent jurisdiction. The Company also covenants to indemnify the Trustee and the Agents in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its officers, directors, employees and agents and any authenticating agent for, and to hold them harmless against, any loss, claim (whether asserted by the Company, a Holder or any Person), damage, liability or expense incurred without gross negligence or willful misconduct on the part of the Trustee or the Agents, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, as determined by a final, non-appealable decision of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee the Agents and to pay or reimburse the Trustee and Agents for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee and the Agents, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s and the Agents’ right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company.

The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee or any Agent. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee and the Agents.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and the Agents and their respective agents incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07. Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence and willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if, for this purpose, the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders and at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after notice to the Company is deemed to be received pursuant to Section 17.03 unless the Company shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13. Agents. (a) The rights, powers, duties, obligations and actions of each Agent under this Indenture are several and note joint or joint and several.

(b) The Issuers and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to the Issuers and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. Prior to receiving such written notice from the Trustee, the Agents shall be the agents of the Company and need not have any concern for the interests of the Holders except as explicitly stated in this Indenture or the Notes.

(c) The Paying Agent will hold all funds as banker, not as trustee, subject to the terms of this Indenture and as a result, such funds, for so long as he Paying Agent Office is located in the European Monetary Union, will not be held in accordance with the Central Bank of Ireland Client Asset Regulations or the Client Money Rules of the Financial Conduct Authority in the Financial Conduct Authority’s Handbook of rules and guidance from time to time in relation to client money.

(d) Any Agent may resign and be discharged from its duties under this Indenture at any time by giving thirty (30) days’ prior written notice of such resignation to the Trustee and Company. The Trustee or Company may remove any Agent at any time by giving thirty (30) days’ prior written notice to any Agent. Upon such notice, a successor Agent shall be appointed by the Company, who shall provide written notice of such to the Trustee. Such successor Agent shall become the Agent hereunder upon the resignation or removal date specified in such notice. If the Company have failed to appoint a successor Agent within thirty (30) days of receiving the written notice of resignation from the Agent, the Agent may select a leading bank approved by the Trustee to act as Agent hereunder and the Company shall appoint that bank as the successor Agent. If the Company are unable to replace the resigning Agent within thirty (30) days after such notice, the Agent shall deliver any funds then held hereunder in its possession to the Trustee or may apply to a court of competent jurisdiction for the appointment of a successor Agent or for other appropriate relief. The costs and expenses (including its counsels’ fees and expenses) incurred by the Agent in connection with such proceeding shall be paid by the Company. Upon receipt of the identity of the successor Agent, the Agent shall deliver any funds then held hereunder to the successor Agent, less the Agent’s fees, costs and expenses or other obligations owed to the Agent. Upon its resignation and delivery of any funds, the Agent shall be discharged of and from any and all further obligations arising in connection with this Indenture, but shall continue to enjoy the benefit of Section 7.06. The Agents shall act solely as agents of the Company.

(e) Each Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Trustee under this Indenture.

(f) The duties of each Agent will be determined solely by the express provisions of this Indenture and such Agent need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against any Agent. In the absence of bad faith on its part, each Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to such Agent and conforming to the requirements of this Indenture.

Article 8
CONCERNING THE HOLDERS

Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, and the Agents may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes under this Indenture; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Common Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or ADSs so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any owner of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04. Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision or indecision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9
HOLDERS’ MEETINGS

Section 9.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each €1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes. Nothing contained in this Article 9 shall be deemed or construed to limit any Holder’s actions pursuant to the applicable procedures of the Depositary so long as the Notes are Global Notes.

Article 10
SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holder, the Company, when authorized by the resolutions of the Board of Directors, the Trustee and the Agents (if applicable), at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 11;

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company under this Indenture;

(f) to increase the Conversion Rate as provided in this Indenture;

(g) in connection with any Share Exchange Event, to provide that the Notes are convertible into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent required by Section 14.07;

(h) to make any change that does not adversely affect the rights of any Holder under this Indenture;

(i) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(j) to comply with the provisions of Euroclear or Clearstream or the Trustee, Paying Agent, Conversion Agent or Note Registrar with respect to provisions of this Indenture or the Notes relating to transfers or exchanges of the Notes or beneficial interest in the Notes;

(k) to make provisions with respect to conversion rights of the Holders of the Notes as required under this Indenture;

(l) to conform the provisions of this Indenture or the Notes to the “Description of Notes” section in the Offering Circular;

(m) to provide for the acceptance of appointment by a successor Trustee pursuant to Section 7.09 or to facilitate the administration of the trusts by more than one Trustee;

(n) to appoint a successor Paying Agent, Conversion Agent or Note Registrar with respect to the Notes;

(o) to irrevocably elect a settlement method or a Specified Euro Amount, or eliminate the Company’s right to elect a settlement method; provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to Section 14.02; or

(p) to amend or modify the Conversion Rate adjustments set forth in Section 14.04(a), (b), (c), (d), (e), (f) or (g) or add additional Conversion Rate adjustments, in each case, to the extent such adjustments must be so amended, modified or added to this Indenture to comply with applicable French law and regulations.

Upon the written request of the Company, the Trustee is hereby authorized to, and shall join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, except that the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, the Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee and the Agents (if applicable), at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal of any Note or extend the Maturity Date of any Note;

(d) except as required or permitted under this Indenture, make any change that adversely affects the conversion rights of any Note;

(e) reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in a currency other than euros other than as provided in Section 17.16;

(g) change the ranking of the Notes;

(h) change or remove the contractual right of any Holder to institute suit for the enforcement of its right to receive payment or delivery, as the case may be, of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, accrued and unpaid interest, if any, on, and the consideration due upon conversion of, its Notes, on or after the respective due dates expressed or provided for in the Notes or this Indenture;

(i) change the Company’s obligation to pay Additional Amounts on any Note; or

(j) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the requisite consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders (with a copy to the Trustee) a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s request and expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and that the supplemental indenture constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

Article 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01. Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its direct and indirect Subsidiaries, taken as a whole, to another Person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect Wholly Owned Subsidiaries), unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be (1) a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture or (2) a corporation or entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of France, the Cayman Islands, the Islands of Bermuda, the Netherlands, Belgium, Switzerland, Luxembourg, the Republic of Ireland, Canada or the United Kingdom;

(b) the Successor Company, if not the Company, expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and this Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts, if required by this Indenture); and

(c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

Section 11.02. Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company (if not the Company), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03. Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, sale, conveyance, transfer or lease (other than any consolidation or merger where the Company is the Successor Company) shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

Article 12
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

Article 13
INTENTIONALLY OMITTED

Article 14
CONVERSION OF NOTES

Section 14.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is €1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to 9:00 a.m. (New York City time) on the Business Day immediately preceding June 1, 2024 under the circumstances and during the periods set forth in Section 14.01(b), and (ii) regardless of the conditions described in Section 14.01(b), on or after 9:00 a.m. (New York City time) on the Business Day immediately preceding June 1, 2024 and prior to 9:00 a.m. (New York City time) on the second Business Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 19.3234 ADSs (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per €1,000 principal amount of Notes (corresponding to 19.3234 Ordinary Shares per €1,000 principal amount of Notes as of the date of this Indenture) (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).

(b) (i) Prior to the earlier of (x) 9:00 a.m. (New York City time) on the Business Day immediately preceding June 1, 2024 and (y) 9:00 a.m. (New York City time) on the last Business Day of the Trading Price Conversion Window, a Holder may surrender all or any portion of its Notes for conversion at any time during the six Business Day period (the “Trading Price Conversion Window”) immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per €1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this Section 14.01(b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate on each such Trading Day (the “Trading Price Condition”). The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this Section 14.01(b)(i) and the definition of Trading Price set forth in this Indenture. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per €1,000 principal amount of Notes unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per €1,000 principal amount of Notes) unless a Holder of at least €1,000,000 aggregate principal amount of Notes provides the Company with reasonable evidence that the Trading Price per €1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate, at which time the Company shall (i) instruct three independent nationally recognized securities dealers to deliver bids to the Bid Solicitation Agent and (ii) instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine the Trading Price per €1,000 principal amount of Notes, in each case, beginning on the next Trading Day and on each successive Trading Day until the Trading Price per €1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate. The Company shall determine the Trading Price in accordance with the bids solicited by the Bid Solicitation Agent. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not instruct the Bid Solicitation Agent in writing to determine the Trading Price per €1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company so instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to obtain such bids such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to obtain bids when obligated as provided in the preceding sentence then, in either case, the Trading Price per €1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing. Any such determination will be conclusive absent manifest error. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per €1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate for such Trading Day, the Company shall so notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing that the Trading Price Condition is no longer met and thereafter neither the Company nor the Bid Solicitation Agent (if other than the Company) shall be required to solicit bids until another qualifying request is made as provided in this Section 14.01(b)(i).

(ii) If, prior to 9:00 a.m. (New York City time) on the Business Day immediately preceding June 1, 2024, the Company elects to:

(A) issue to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each Trading Day) for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), the Company’s assets, securities or rights to purchase securities of the Company, which distribution has a per Ordinary Share value, as reasonably determined by the Company, exceeding 10% of (i) the Last Reported Sale Price of the ADSs on the Trading Day preceding the date of announcement for such distribution divided by (ii) the number of Ordinary Shares then represented by one ADS on such Trading Day, then, in either case, the Company shall notify in writing all Holders of the Notes, the Trustee and the Conversion Agent at least 55 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) 9:00 a.m. (New York City time) on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time.

Holders of the Notes may not exercise their Notes pursuant to this Section 14.01(b)(ii) if they participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the ADS and solely as a result of holding the Notes, in any of the transactions described above without having to convert their Notes as if they held a number of ADS equal to the applicable Conversion Rate, multiplied by the number of Ordinary Shares represented by one ADS, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(iii) If (i) a transaction or event that constitutes (x) a Fundamental Change or (y) a Make-Whole Fundamental Change occurs prior to 9:00 a.m. (New York City time) on the Business Day immediately preceding June 1, 2024, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 15.02, or (ii) if the Company is a party to a Share Exchange Event that occurs prior to 9:00 a.m. (New York City time) on the Business Day immediately preceding June 1, 2024 (each such Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event, a “Corporate Event”), all or any portion of a Holder’s Notes may be surrendered for conversion at any time on or after the effective date for such Corporate Event until the earlier of (x) 9:00 a.m. (New York City time) on the 35th Business Day after the actual effective date of such Corporate Event (or if such Corporate Event also constitutes a Fundamental Change, until 9:00 a.m. (New York City time) on the second Business Day immediately preceding the related Fundamental Change Repurchase Date) and (y) 9:00 a.m. (New York City time) on the second Business Day immediately preceding the Maturity Date. The Company shall notify Holders, the Trustee and the Conversion Agent in writing no later than the actual effective date of such Corporate Event.

(iv) Prior to 9:00 a.m. (New York City time) on the Business Day immediately preceding June 1, 2024, a Holder may surrender all or any portion of its Notes for conversion at any time during, but prior to 9:00 a.m. (New York City time) on the last Business Day of, any calendar quarter commencing after the calendar quarter ending on December 31, 2019 (and only during such calendar quarter), if the Last Reported Sale Price of the ADSs for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day.

(v) If the Company calls any or all of the Notes for Optional Redemption pursuant to Article 16 prior to 9:00 a.m. (New York City time) on the Business Day immediately preceding June 1, 2024, then a Holder may surrender all or any portion of its Notes for conversion at any time prior to 9:00 a.m. (New York City time) on the second Business Day immediately preceding the Redemption Date, even if the Notes are not otherwise convertible at such time. After that time, the right to convert such Notes on account of the Company’s delivery of a Redemption Notice shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Notes may convert all or any portion of its Notes until 9:00 a.m. (New York City time) on the Business Day immediately preceding the date on which the Redemption Price has been paid or duly provided for.

Section 14.02. Conversion Procedure; Settlement Upon Conversion.

(a) Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each €1,000 principal amount of Notes being converted, cash (“Cash Settlement”), ADS, together with cash, if applicable, in lieu of delivering any fractional ADS in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and ADS, together with cash, if applicable, in lieu of delivering any fractional ADS in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.

(i) All conversions occurring (x) on or after June 1, 2024 or (y) during a Redemption Period shall be settled using the same Settlement Method.

(ii) Except for any conversions for which the relevant Conversion Date occurs during a Redemption Period and any conversions for which the relevant Conversion Date occurs on or after June 1, 2024, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii) If, in respect of any Conversion Date (or one of the periods described in the fourth immediately succeeding set of parentheses, as the case may be), the Company elects to deliver a written notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company shall deliver such Settlement Notice to converting Holders, the Trustee and the Conversion Agent no later than 9:00 a.m. (New York City time) on the second Business Day immediately following the relevant Conversion Date (or, in the case of any conversions occurring (x) during a Redemption Period, in the related Redemption Notice, or (y) on or after 9:00 a.m. (New York City time) on the Business Day immediately preceding June 1, 2024, no later than 9:00 a.m. (New York City time) on the Business Day immediately preceding June 1, 2024). If the Company does not timely elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement for such conversion or during such period and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Euro Amount per €1,000 principal amount of Notes shall be equal to €1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Euro Amount per €1,000 principal amount of Notes. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Euro Amount per €1,000 principal amount of Notes in such Settlement Notice, the Specified Euro Amount per €1,000 principal amount of Notes shall be deemed to be €1,000.

By notice to Holders of the Notes (with a copy to the Trustee and the Conversion Agent), the Company may, prior to 9:00 a.m. (New York City time) on the Business Day immediately preceding June 1, 2024, at its option, irrevocably elect to satisfy its Conversion Obligation with respect to the Notes through Combination Settlement with a Specified Euro Amount per €1,000 principal amount of notes of €1,000 for all Conversion Dates occurring subsequent to the date of delivery of such notice; provided that any such election that is made during a Redemption Period will not be applicable to conversions with Conversion Dates that occur during such Redemption Period.

(iv) The cash, ADSs or combination of cash and ADSs in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each €1,000 principal amount of Notes being converted a number of ADSs equal to the Conversion Rate in effect on the Conversion Date;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each €1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each €1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period.

(v) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional ADS, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional ADS. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, (1) complete, manually sign and deliver an irrevocable duly completed notice to the Conversion Agent as set forth in the Form of Notice of Conversion for Global Notes (or a facsimile, PDF or other electronic transmission thereof), (2) comply with the procedures of the Depositary in effect at that time and (3), if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable duly completed notice to the Conversion Agent as set forth in the Form of Notice of Conversion for Physical Notes (or a facsimile, PDF or other electronic transmission thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any ADSs to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee and the Conversion Agent shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion or by 9:00 a.m. (New York City time) on the Conversion Agent Notice Date following the Conversion Date if the Conversion Date is established after 9:00 a.m. (New York City time). No Notes may be surrendered for conversion by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to 9:00 a.m. (New York City time) on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above; unless such date is not a Conversion Agent Notice Date, in which case the “Conversion Date” will be the first day after such date that is a Conversion Agent Notice Date. Except as set forth in Section 14.03(b) and Section 14.07(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the fifth New York Business Day immediately following the relevant Conversion Date, if the Company elects to satisfy its Conversion Obligation through Physical Settlement, or on the fifth New York Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method (any such date that the Company is required to deliver consideration due in respect of a conversion of Notes, a “Settlement Date”) (subject in each case to any Settlement Extension in the event such New York Business Day is not a Conversion Consideration Delivery Business Day); provided that if a Settlement Date falls within a Suspension Period, the Company will deliver the consideration due in respect of the related conversion on the later of the (1) fifth New York Business Day following the Conversion Date in the case of Physical Settlement or the fifth New York Business Day following the last Trading Day in the related Observation Period, in the case of any other Settlement Method, as the case may be and (2) the New York Business Day immediately following the day on which such Suspension Period ends (subject in each case to any Settlement Extension in the event such New York Business Day is not a Conversion Consideration Delivery Business Day). For the avoidance of doubt, such delivery may occur after a Redemption Date or the Maturity Date. If any ADS are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of ADSs to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) A Holder may convert fewer than all of such Holder’s Notes so long as after conversion, such Holder (1) holds Notes in a minimum denomination of €100,000 or an integral multiple of €1,000 in excess thereof and (2) holds any ADSs issuable upon conversion of the Notes in a different legal entity than the legal entity that holds the Notes. In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee or authenticating agent shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the delivery of the ADSs upon conversion of the Notes (or the issuance of the Ordinary Shares underlying the ADSs), unless the tax is due because the Holder requests such ADSs (or the Ordinary Shares) to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the ADS being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence. The Company will also pay and/or indemnify each Holder and beneficial owners of Notes and/or ADSs issuable upon conversion of the Notes for applicable fees and expenses payable to, or withheld by, the ADS Depositary (including, for the avoidance of doubt, by means of a reduction in any amounts or property payable or deliverable in respect of any ADSs or in the value of deposited amounts or property represented by any ADSs) for the issuance of all ADSs deliverable upon conversion (including, with respect to any ADSs subject to restricted CUSIP and/or restrictive legends upon issuance, any of the foregoing with respect to the removal of any such restrictions from such ADSs.

(f) Except as provided in Section 14.04, no adjustment shall be made for dividends on any ADS issued upon the conversion of any Note as provided in this Article 14.

(g) Upon the conversion of an interest in a Global Note, the Note Registrar, or the Common Depositary at the direction of the Note Registrar, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below and the Company will not adjust the Conversion Rate (or the Conversion Price) for any accrued and unpaid interest on the Notes. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and ADSs, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date and prior to the time of payment of interest payable on the corresponding Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to 9:00 a.m. (Brussels, Belgium time) on the immediately following Interest Payment Date must be accompanied by an amount in euros equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions of Notes following the close of business the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the second Business Day immediately succeeding the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the second Business Day immediately succeeding the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, any Redemption Date described in clause (2) and any Fundamental Change Repurchase Date described in clause (3) in the immediately preceding sentence shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been converted following such Regular Record Date.

(i) The Person in whose name the ADSs shall be issuable upon conversion of a Note shall be treated as the holder of record of the ADSs (and the Ordinary Shares represents thereby) on the date such ADSs are delivered to such Person. Therefore such Person shall not be entitled to participate in any distribution or other transaction relating to the ADSs or the Ordinary Shares, as the case may be, until the date of delivery of such ADSs. Subsequent to any transaction or event that results, or, if this Indenture is no longer effective but the conversion consideration to be delivered to any Holder upon conversion of Notes has been delayed beyond the Maturity Date of the Notes (or other date after which there are no Notes outstanding under this Indenture), would have resulted, in an Conversion Rate adjustment becoming effective pursuant to an adjustment described in Sections 14.03 or 14.04 or the Notes becoming convertible into Reference Property in accordance with Section 14.07 for which the Record Date, Ex-Dividend Date, Ex-Redemption Date or Effective Date, as applicable, occurs before the date on which the Company delivers the consideration required to be delivered by the Company upon conversion of Notes, the rights of the Holders of any such Notes shall be maintained up to, but excluding, the date of such delivery, by means of an adjustment to the Conversion Rate and by providing that the Notes become convertible into Reference Property, as applicable, in accordance with the terms set forth in Section 14.03, 14.04 and 14.07. Specifically, if the Record Date, Ex-Dividend Date, Ex-Redemption Date or Effective Date of any such transaction or event or a Share Exchange Event occurs:

(1) on a Conversion Date (or prior thereto) but is not taken into account in the Conversion Rate applicable to the related conversion or the Notes do not become convertible into Reference Property as contemplated by this Indenture; or

(2) on or after the Conversion Date and prior to the date the Company delivers the consideration required by this Indenture in respect of the applicable conversion,

the Company shall, in either case, on the basis of the new Conversion Rate resulting from the transaction or event, deliver the relevant additional consideration to the converting Holder within five New York Business Days of the determination of such new Conversion Rate (or if such period falls within a Suspension Period, on the New York Business Day following the termination of such Suspension Period) (subject in each case to any Settlement Extension in the event such New York Business Day is not a Conversion Consideration Delivery Business Day) such that the total consideration delivered shall be equal to the consideration that would have been delivered if the applicable Conversion Rate initially applied had taken into account the adjustment resulting from the transaction or event and the Share Exchange Event, if any; provided that the Company shall pay cash in lieu of any fractional ADSs based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For the avoidance of doubt, analogous protection for the rights of Holders will be maintained up to, but excluding, the date of such delivery, in respect of the occurrence of any Share Exchange Event that becomes effective on or after the Conversion Date and prior to the date the Company delivers the applicable Reference Property.

(j) The Company shall not issue any fractional ADS upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional ADS issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of ADSs that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional ADSs remaining after such computation shall be paid in cash.

Section 14.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or During a Redemption Period. (a) If (x) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or the Company issues a Redemption Notice pursuant to Section 16.02 or 16.03 and a Holder elects to convert its Notes during the related Redemption Period, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional ADS (the “Additional ADSs”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Conversion Date occurs during the period from, and including, the Effective Date of such Make-Whole Fundamental Change up to, and including, 9:00 a.m. on the second Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Business Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 14.01(b)(iii) or during a Redemption Period, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02 based on the Conversion Rate as increased to reflect the Additional ADSs pursuant to the table below; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the ADS Price for the transaction and shall be deemed to be an amount of cash per €1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional ADSs), multiplied by such ADS Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the second New York Business Day following the Conversion Date (subject to any Settlement Extension in the event such New York Business Day is not a Conversion Consideration Delivery Business Day). The Company shall notify the Holders of Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.

(c) The number of Additional ADSs, if any, by which the Conversion Rate shall be increased for conversions during the Make-Whole Fundamental Change Period or during the Redemption Period shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) or the Redemption Notice Date, as the case may be, and the price (the “ADS Price”) paid (or deemed to be paid) per ADS in the Make-Whole Fundamental Change or on the Redemption Notice Date, as applicable, as set forth in this Section 14.03. If the holders of the ADSs receive in exchange for their ADSs only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the ADS Price shall be the cash amount paid per ADS (in U.S. dollars), converted into euros at the Bloomberg screen EURUSD Curncy rate (or its equivalent successor if such page is not available) at 4:00 p.m., New York City time, on the applicable Effective Date. In the case of any other Make-Whole Fundamental Change or in the case of any Optional Redemption, the ADS Price shall be the average of the Last Reported Sale Prices of the ADSs over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change or the Redemption Notice Date, as the case may be. The Company shall make appropriate adjustments to the ADS Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is defined for purposes of Section 14.04) or expiration date of the event occurs, during such five consecutive Trading Day period. In the event that a Conversion Date occurs during both a Redemption Period and a Make-Whole Fundamental Change Period, a Holder of any such Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the applicable Redemption Notice Date or Effective Date, and the later event shall be deemed not to have occurred for purposes of this Section 14.03.

(d) The ADS Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted ADS Prices shall equal the ADS Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the ADS Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional ADSs set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e) The following table sets forth the number of Additional ADSs by which the Conversion Rate shall be increased per €1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

ADS Price
Effective Date / Redemption
Notice Date	€35.0852	€40.0000	€51.7507	€60.0000	€67.2759	€70.0000	€80.0000	€90.0000	€100.0000	€125.0000	€150.0000	€175.0000	€200.0000
September 13, 2019	9.1786	7.6720	4.5547	3.2513	2.4452	2.2023	1.5083	1.0350	0.7055	0.2446	0.0547	0.0002	0.0000
September 1, 2020	9.1786	7.5818	4.3333	3.0102	2.2091	1.9711	1.3030	0.8604	0.5614	0.1651	0.0222	0.0000	0.0000
September 1, 2021	9.1786	7.3345	3.9617	2.6392	1.8638	1.6387	1.0230	0.6337	0.3830	0.0799	0.0007	0.0000	0.0000
September 1, 2022	9.1786	6.9430	3.4164	2.1163	1.3965	1.1957	0.6733	0.3698	0.1915	0.0137	0.0000	0.0000	0.0000
September 1, 2023	9.1786	6.3265	2.5441	1.3263	0.7432	0.5970	0.2599	0.1017	0.0291	0.0000	0.0000	0.0000	0.0000
September 1, 2024	9.1786	5.6765	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS Prices and Effective Dates or Redemption Notice Dates, may not be set forth in the table above, in which case:

(i) if the ADS Price is between two ADS Prices in the table above or the Effective Date or the Redemption Notice Date, as the case may be, is between two Effective Dates or Redemption Notice Dates, as applicable, in the table above, the number of Additional ADSs by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional ADSs set forth for the higher and lower ADS Prices and the earlier and later Effective Dates or Redemption Notice Dates, as applicable, based on a 365-day year;

(ii) if the ADS Price is greater than €200.0000 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no ADS Shares shall be added to the ADS Rate; and

(iii) if the Stock Price is less than €35.0852 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional ADSs shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per €1,000 principal amount of Notes exceed 28.5020 ADSs (corresponding on the date of the Offering Circular to 28.5020 Ordinary Shares), subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f) Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Section 14.04. Adjustment of Conversion Rate. As of the date of this Indenture, each ADS represents one Ordinary Share of the Company. If the number of Ordinary Shares represented by the ADSs is changed for any reason other than one or more of the events described in this Section 14.04, the Company will make an appropriate adjustment to the Conversion Rate such that the number of Ordinary Shares represented by the ADSs upon which conversion of the Notes is based remains the same.

Notwithstanding the adjustment provisions described below, if the Company distributes to holders of the Ordinary Shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs will represent, in addition to the Ordinary Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then a Conversion Rate adjustment described below shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such Conversion Rate adjustment shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Ordinary Shares; provided that in the case of one or more partial distributions (with the ADSs continuing to represent, in addition to Ordinary Shares, any such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company that have not been distributed), the Company will make appropriate interim adjustments to account for such distributions consistent with the Conversion Rate adjustments described below based on the distributions made to the holders of the ADSs. For the avoidance of doubt, in the event that the Company issues or distributes to all or substantially all holders of the Ordinary Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company will adjust the Conversion Rate as required pursuant to Section 14.04(a), (b), (c), (d), (e), (f) or (g) or otherwise in accordance with Section 14.04(h)(1) in the case of Expiring Rights described in 14.04(h)(1) entitling holders of the Ordinary Shares for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) or Section 14.04(h)(2) (in the case of all other Expiring Rights).

For the avoidance of doubt, if any event described in this Section 14.04 results in a change to the number of Ordinary Shares represented by the ADSs, then such a change shall be deemed to satisfy the Company’s obligation to effect the relevant Conversion Rate adjustment on account of such an event to the extent to which such change reflects what a corresponding change to the Conversion Rate would have been on account of such an event.

Subject to the foregoing, the Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination under Section 14.04(c), (y) a Share Reduction under Section 14.04(a) or (z) a share repurchase, including pursuant to a tender or exchange offer under Section 14.04(e)), at the same time and upon the same terms as holders of the ADS and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of ADS equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, unless required by French law.

For any particular event or transaction that would result in a Conversion Rate adjustment under Sections 14.04(a) through 14.04(g) and Section 14.04(h), the Company will first adjust the Conversion Rate based on the Conversion Rate adjustment under Sections 14.04(a) through 14.04(g) (the “Mandatory French Law Conversion Rate Adjustment”). After making the Mandatory French Law Conversion Rate Adjustment to the Conversion Rate, the Company will also calculate the Conversion Rate adjustment for the same transaction or event under Section 14.04(h) (assuming for such purpose that the Mandatory French Law Conversion Rate Adjustment has not yet been made) (the “U.S. Conversion Rate Adjustment”). The Company will then increase the Conversion Rate as adjusted by the Mandatory French Law Conversion Rate Adjustment by an amount equal to the U.S. Conversion Rate Adjustment minus the Mandatory French Law Conversion Rate Adjustment, but only if such amount is a positive number. The Company will make these calculations in good faith and, absent manifest error, the Company’s determinations as to which Conversion Rate adjustment shall apply and any Conversion Rate adjustment calculations associated therewith will be final and binding on the Holders of Notes.

In the event that the Company becomes organized under the laws of a jurisdiction other than the French Republic, the Company will provide for anti-dilution and other adjustments that it in good faith determines are as nearly equivalent as possible to the adjustments described in this Section 14.04 (except to the extent otherwise provided in Section 14.07).

The Company will not, and is not permitted by current applicable law to, distribute to holders of the ADSs any cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property of the Company unless a corresponding distribution is made to holders of the Ordinary Shares.

For purposes of the adjustment provisions described below in this Section 14.04, the number of outstanding Ordinary Shares (for purposes of determining the outstanding ordinary share capital and whether dividends or distributions are made to all of the holders of the Ordinary Shares) shall not include Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs).

In the event of any adjustments described below under Section 14.04, the new Conversion Rate will be calculated to four decimal places by rounding to the nearest ten-thousandth (with 0.00005 being rounded upwards to the nearest ten-thousandth, i.e., 0.0001). Any subsequent adjustments will be carried out on the basis of such newly calculated and rounded Conversion Rate.

(a) In accordance with the provisions of Article L. 228-98 of the French Commercial Code, in the event of a reduction of the Company’s Ordinary Share capital resulting from losses and realized through a shareholder approved decrease of the number of the Company’s outstanding Ordinary Shares (a “Share Reduction”), the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Paris open of business on the Effective Date of the Share Reduction;

CR	=	the Conversion Rate in effect immediately after the Paris open of business on such Effective Date of the Share Reduction;

OS	=	the number of Ordinary Shares comprising the Company’s Ordinary Share capital immediately after the Effective Date of the Share Reduction; and

OS0	=	the number of Ordinary Shares comprising the Company’s Ordinary Share capital immediately before the Effective Date of the Share Reduction.

The terms and concepts described above are as understood under Article L. 228-98 of the French Commercial Code.

Reduction in share capital. Pursuant to French law, any reduction in the Company’s Ordinary Share capital requires shareholder approval at an extraordinary general shareholders’ meeting following the recommendation of the Company’ board of directors. The Ordinary Share capital may be reduced either by decreasing the nominal value of the outstanding Ordinary Shares or by reducing the number of outstanding Ordinary Shares. Pursuant to French law, holders of each class of shares of the Company’s Ordinary Share capital must be treated equally.

For the avoidance of doubt, in accordance with the provisions of Article L. 228-98 of the French Commercial Code, in the event of a reduction of the Company’s Ordinary Share capital resulting from losses and realized through a decrease in the nominal value (instead of a Share Reduction), converting Holders will receive ADSs reflecting such decrease in nominal value rather than the Conversion Rate adjustment described above.

(b) In the event the Company issues to all of the holders of Ordinary Shares preferential subscription rights (as described below), the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the subscription period for the preferential subscription rights (the “Subscription Period”);

CR	=	the Conversion Rate in effect immediately after the close of business on the last Trading Day of such Subscription Period;

OS	=	the Value of the Ordinary Shares Ex-Right; and

FMV	=	the Value of the Preferential Subscription Right.

Preferential subscription right. According to French law, if the Company issues additional Ordinary Shares or securities giving access to its ordinary share capital for cash or a set-off of cash debts, then-current holders of the Ordinary Shares will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe pro rata based on the number of Ordinary Shares held by them to the issuance of any securities increasing, or that may result in an increase of, the Company’s Ordinary Share capital by means of a cash payment or a set-off of cash debts. The preferential subscription rights are transferable during the Subscription Period relating to a particular offering.

The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two-thirds vote of the Company’s shareholders or individually by each shareholder.

To the extent required pursuant to Article R. 228-92 of the French Commercial Code, if the Company decides to issue, in any form whatsoever, new shares or securities giving access to the Company’s Ordinary Share capital with preferential subscription rights reserved for the Company’s shareholders, the Company will provide at least 14 calendar days’ prior written notice to the Holders of the Notes, the Trustee and the Conversion Agent of the end of the applicable Subscription Period.

(c) In the event that the Company makes a “distribution for no consideration of ordinary shares” to all of the holders of Ordinary Shares (as such terms are understood under Article R. 228-91(2°) of the French Commercial Code), or if the Company effects a share split or reverse share split, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Paris close of business on the Record Date of such dividend or distribution, or immediately prior to the Paris open of business on the Effective Date of such share split or reverse share split, as applicable;

CR	=	the Conversion Rate in effect immediately after the Paris close of business on the Record Date of such distribution, or immediately after the Paris open of business on the Effective Date of such share split or reverse share split, as applicable;

OS	=	the number of Ordinary Shares comprising the Ordinary Share capital immediately after the Paris close of business on the Record Date of such dividend or distribution or after the Paris open of business on the Effective Date of such share split or reverse share split, as applicable; and

OS0	=	the number of Ordinary Shares comprising the Ordinary Share capital immediately prior to the Paris close of business on the Record Date of such dividend or distribution or immediately prior to the Paris open of business on the Effective Date of such share split or reverse share split, as applicable.

(d) In the event of a distribution of reserves or premiums (as such terms are understood under Article R. 228-91(3°) of the French Commercial Code) in cash or other assets (other than Ordinary Shares) to all of the holders of the Ordinary Shares, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS	=	the Value of the Ordinary Share Immediately prior to the close of business on the Date of such Distribution; and

C	=	the cash amount distributed per Ordinary Share or, if the distribution consists of assets other than cash, the Value of the Securities or Assets Distributed per Ordinary Share.

For the avoidance of doubt, in the event of a capital increase by incorporation of reserves or premiums (as such terms are understood under Article R. 228-91(3°) of the French Commercial Code) achieved by increasing the nominal value of the Ordinary Shares instead of a distribution of such reserves or premiums, the nominal value of the Ordinary Shares underlying ADS delivered to the Holders of the Notes upon conversion thereof will be increased accordingly and no adjustment to the Conversion Rate will be made in respect thereof.

(e) Other than pursuant to a Share Reduction that results in an adjustment described in Section 14.04(a), in the event that the Company purchases, or any of the Company’s Subsidiaries purchase, any of the Ordinary Shares (directly or in the form of ADS) at a price per Ordinary Share in cash and/or other consideration (the fair market value of which other consideration is reasonably determined by the Company or, at the Company’s option, an Independent Expert) that is higher than the Ordinary Share Market Price, the Conversion Rate will be adjusted by the Company based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the date such Ordinary Shares (directly or in the form of ADS) are repurchased (the “Ordinary Share Repurchase Date”);

CR	=	the Conversion Rate in effect immediately after the close of business on the Ordinary Share Repurchase Date;

OS	=	the arithmetic average of the daily VWAP (divided by the number of Ordinary Shares then represented by one ADS) for each of the three Trading Days immediately preceding the Ordinary Share Repurchase Date;

PC%	=	means the percentage of the Company’s outstanding Ordinary Share capital (directly or in the form of ADS) repurchased, expressed as a decimal rounded to the nearest hundredth (with 0.005 being rounded upwards to the nearest hundredth, i.e., 0.01); and

RP	=	the actual price (consisting of cash and/or other consideration (the fair market value of which other consideration is reasonably determined by the Company or, at the Company’s option, an Independent Expert)) at which the Ordinary Shares are repurchased on a per share basis.

(f) In the event of a redemption (amortissement) (as such term is understood under Article R. 228-91(5°) of the French Commercial Code) of the Company’s Ordinary Share capital, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Trading Day immediately preceding the Ex-Redemption Date;

CR	=	the Conversion Rate in effect immediately after the close of business on the Trading Day immediately preceding the Ex-Redemption Date;

OS	=	the arithmetic average of the Daily VWAP (divided by the number of Ordinary Shares then represented by one ADS) for each of the three Trading Days immediately preceding the Ex-Redemption Date; and

RP	=	the amount of redemption (amortissement) per Ordinary Share.

A “redemption (amortissement)” is a reimbursement to the shareholders of all or part of the nominal value of the Ordinary Shares but without triggering any Ordinary Share capital decrease.

(g) (1) In the event of a “modification” by the Company of the “distribution of profits” of the Company (as such terms are understood under Article R. 228-91(4°) of the French Commercial Code), the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Effective Date of such modification by the Company of the distribution of its profits;

CR	=	the Conversion Rate in effect immediately after the close of business on the Effective Date of such modification by the Company of the distribution of its profits;

OS	=	the arithmetic average of the Daily VWAP (divided by the number of Ordinary Shares then represented by one ADS) for each of the three Trading Days immediately preceding the Effective Date of such modification by the Company of the distribution of its profits; and

C	=	the reduction per Ordinary Share of the rights to profits, as reasonably determined by the Company or, at the Company’s option, an Independent Expert.

Notwithstanding the above, if any modification by the Company of the distribution of its profits results from the issuance of preferential subscription rights for preferred shares that results in an adjustment to the Conversion Rate pursuant to Section 14.04(b), no adjustment to the Conversion Rate will be made pursuant to this 14.04(g)(1).

(2) In the event of the creation of preferred shares that does not result in a “modification” by the Company of the “distribution of profits” (as such terms are understood under Article R. 228-91(4°) of the French Commercial Code), the adjustment of the Conversion Rate, if necessary, will be determined by an Independent Expert.

(h) Additional Conversion Rate Adjustments.

(1) If the Company issues to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants (other than to the extent such issuance constitutes (x) an issuance of preferential subscription rights that results in an adjustment to the Conversion Rate pursuant to Section 14.04(b) or (y) a distribution of reserves or premiums that results in an adjustment to the Conversion Rate pursuant to Section 14.04(d)) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the ordinary shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs for such issuance;

CR	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for the ADSs for such issuance;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of Ordinary Shares (directly or in the form of ADSs) deliverable pursuant to such rights, options or warrants; and

Y	=	the number of Ordinary Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants (converted into euros using an exchange rate in effect on the date of determination to the extent not already reflected in euros), divided by (ii) the quotient of (a) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants divided by (b) the number of Ordinary Shares then represented by one ADS.

Any increase made under this Section 14.04(h)(1) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such issuance. To the extent that the Ordinary Shares or the ADSs are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares (directly or in the form of ADSs) actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(h)(1) and Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders of ADSs to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than such average of the Last Reported Sale Prices of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Ordinary Shares represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Ordinary Share or ADSs, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith.

(2) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities of the Company, to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), excluding: (i) any dividend, distribution, issuances, redemption, repurchase or other event for which an adjustment to the Conversion Rate is specifically provided for in any of clauses (a), (b), (c), (d), (e), (f) and (g) of Section 14.04, (ii) dividends or distributions paid exclusively in cash as to which the adjustment provision set forth in Section 14.04(h)(3) or Section 14.04(d) shall apply; (iii) dividends or distributions of Reference Property in a transaction described in Section 14.07; and (iv) Spin-Offs as to which the provisions set forth below in this Section 14.04(h)(2) shall apply to the extent not specifically provided for pursuant to the adjustment provision set forth in Section 14.04(d) (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs for such distribution;

CR	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined in good faith by the Company) of the Distributed Property with respect to each outstanding Ordinary Share (directly or in the form of ADSs) on the Ex-Dividend Date for such distribution (converted into euros using an exchange rate in effect on the date of determination to the extent not already reflected in euros).

Any increase made under the portion of this Section 14.04(h)(2) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each €1,000 principal amount thereof, at the same time and upon the same terms as holders of the ADSs receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of ADSs equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Company determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(h)(2) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 14.04(h)(2) where there has been a payment of a dividend or other distribution on the Ordinary Shares (directly or in the form of ADSs) of Capital Stock of any class or series, or similar equity interest, of or relating to any Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares (directly or in the form of ADSs) applicable to one Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to ADSs were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); provided that, if there is no Last Reported Sale Price of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares (directly or in the form of ADSs) on such Ex-Dividend Date, the “Valuation Period” shall be the 10 consecutive Trading Day period after, and including the first Trading Day such Last Reported Sale Price is available; and

MP0	=	the average of the Last Reported Sale Prices of the ADSs over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the portion of this Section 14.04(c) related to Spin-Offs shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references to “10” in the portion of this Section 14.04(c) related to Spin-Offs shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day of such Observation Period. If the dividend or distribution that constitutes the Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution constituting the Spin-Off had not been declared or announced.

For purposes of this Section 14.04(h)(2), rights, options or warrants distributed by the Company to all holders of the Ordinary Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase the Company’s Capital Stock, including Ordinary Shares (directly or in the form of ADSs) (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 14.04(h)(2) (and no adjustment to the Conversion Rate under this Section 14.04(h)(2) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(h)(2). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(h)(2) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of ADSs with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of ADS as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

(3) If any dividend or distribution is made to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) (other than to the extent such dividend or distribution constitutes a distribution of reserves or premiums for which an adjustment is specifically provided for in Section 14.04(d)) solely in cash, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs for such dividend or distribution;

CR	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per Ordinary Share the Company distributes to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs).

Any increase pursuant to this Section 14.04(h)(3) shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each €1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of ADS, the amount of cash that such Holder would have received if such Holder owned a number ADS equal to the Conversion Rate in effect on the Ex-Dividend Date for such cash dividend or distribution.

(4) Notwithstanding anything to the contrary in Section 14.01(h), the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares or ADSs under any plan;

(ii) upon the issuance of any Ordinary Shares or ADSs or options, warrants or rights to purchase those Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) solely for a change in the nominal value of the Ordinary Shares; or

(vi) for accrued and unpaid interest, if any.

(5) The Company shall not be required to make an adjustment pursuant to clauses (1), (2) or (3) of this Section 14.04(h) unless such adjustment would result in a change of at least 1% of the then effective Conversion Rate. However, if the Company does not adjust the Conversion Rate in accordance with the immediately preceding sentence, the Company shall carry forward any adjustment that the Company would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate; (ii) the Conversion Date of (if Physical Settlement applies to such conversion), or each Trading Day of the applicable Observation Period for (if Cash Settlement or Combination Settlement applies to such conversion), any Note; and (iii) the date a Fundamental Change or Make-Whole Fundamental Change occurs.

(i) Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date or Ex-Redemption Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date or Ex-Redemption Date, as the case may be, and on or prior to the related Record Date would be treated as the record holder of the ADS (delivered or to be delivered in respect of such conversion) as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date or Ex-Redemption Date, as applicable, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date or Ex-Redemption Date, as applicable, shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the ADS on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(j) Except as otherwise stated in this Indenture or as required by French law, the Company shall not adjust the Conversion Rate for the issuance of Ordinary Shares or ADSs or any securities convertible into or exchangeable for Ordinary Shares or ADSs or the right to purchase Ordinary Shares or ADSs or such convertible or exchangeable securities.

(k) In addition to those adjustments required by clauses (a), (b), (c), (d), (e), (f), (g) and (h) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Global Market any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Company determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Ordinary Shares or ADSs or rights to purchase Ordinary Shares or ADSs in connection with a dividend or distribution of shares of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note, the Trustee and the Conversion Agent a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee, the Paying Agent and the Conversion Agent if not the Trustee an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee and the Conversion Agent shall have received such Officer’s Certificate, the Trustee and the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder, which adjustment shall be conclusive and binding on the Holders, absent manifest error. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m) For purposes of this Section 14.04, the number of Ordinary Shares at any time outstanding (for purposes of determining the outstanding Ordinary Share capital and whether dividends or distributions are made to all holders of the Ordinary Shares) shall not include Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs).

(n) If the Ordinary Shares cease to be represented by American Depositary Shares issued under a depositary receipt program sponsored by the Company: (i) each reference in this Indenture to the ADSs related to the terms of the Notes will be deemed to have been replaced by a reference to the number of Ordinary Shares and other property, if any, represented by the ADSs on the last day on which the ADSs represented the Ordinary Shares as if such Ordinary Shares and other property had been distributed to holders of the ADSs on that day and (ii) all references to the Last Reported Sale Price of the ADSs will be deemed to refer to the Last Reported Sale Price of an Ordinary Share, and other appropriate adjustments, including adjustments to the Conversion Rate, will be made to reflect such change.

(o) Except as otherwise provided for in this Indenture, in making any Conversion Rate adjustments described in this Indenture or as otherwise required by French law, where currency translations between U.S. dollars or Euros, as the case may be, and any other currency are required, the exchange rate in effect on the date of determination (as determined by the Company in good faith) will apply.

Section 14.05. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, the Conversion Rate, the Distributed Securities Daily VWAP or the ADS Price over a span of multiple days (including, without limitation, an Observation Period and the period, if any, for determining the ADS Price for purposes of a Make-Whole Fundamental Change or a Redemption Period), the Company shall make appropriate adjustments, without duplication, in respect of any adjustment made pursuant to Section 14.04 to each to account for any adjustment to the Conversion Rate where the Ex-Dividend Date or the Effective Date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, the Conversion Rate, the Distributed Securities Daily VWAP or ADS Prices are to be calculated.

Section 14.06. Ordinary Shares to Be Fully Paid. The Company shall use its commercially reasonable efforts to provide, free from preferential subscription rights, sufficient newly issued Ordinary Shares (directly or in the form of ADS) to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional ADSs pursuant to Section 14.03 and that at the time of computation of such number of Ordinary Shares (directly or in the form of ADSs), all such Notes would be converted by a single Holder and that Physical Settlement is applicable).

Section 14.07. Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger, combination or similar transaction involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv) any statutory share exchange,

in each case, as a result of which the ADSs or the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, the Company or the successor or the acquiring company, as the case may be, will execute with the Trustee without consent of Holders a supplemental indenture providing that, at and after the effective time of such Share Exchange Event, the right to convert each €1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADS equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADSs is entitled to receive) upon such Share Exchange Event; provided, however, that at and after the effective time of the Share Exchange Event (A) the Company or the successor or acquiring company, as the case may be, shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any ADSs that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have received in such Share Exchange Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property (and, to the extent that such Daily VWAP for such unit of Reference Property is not already reflected in euros, converted into euros at the Bloomberg screen EURUSD Curncy rate (or its equivalent successor page if such page is not available) at 4:00 p.m. New York City time for such Trading Day).

If the Share Exchange Event causes the ADSs or Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of election of the holders of the Ordinary Shares), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the ADSs and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ADS. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

If the holders of ADSs receive only cash in such Share Exchange Event, then for all conversions that occur after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each €1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional ADSs pursuant to Section 14.03), multiplied by the price paid per ADS (in U.S. dollars) in such Share Exchange Event (converted into euros at the Bloomberg screen EURUSD Curncy rate (or its equivalent successor page if such page is not available) at 4:00 p.m., New York City time, on the effective date of such Share Exchange Event) and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the second New York Business Day immediately following the relevant Conversion Date (subject to any Settlement Extension in the event such New York business day is not a Conversion Consideration Delivery Business Day).

If the Reference Property in respect of any Share Exchange Event includes, in whole or in part, Common Equity, the supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that the Company in good faith determines are as nearly equivalent as is possible to the adjustments provided for in this Article 14 with respect to the portion of Reference Property constituting Common Equity. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing company, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver or cause to be delivered notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, ADSs or a combination of cash and ADSs, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Share Exchange Event.

(d) The above provisions of this Section shall similarly apply to successive Share Exchange Event.

Section 14.08. Certain Covenants. (a) The Company covenants that all Ordinary Shares delivered upon conversion of Notes, and all Ordinary Shares will be fully paid and (to the extent applicable) non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company covenants that, if any ADSs (or the Ordinary Shares represented by such ADSs) to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such ADSs (or the Ordinary Shares represented by such ADSs) may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The Company covenants that if at any time the ADSs shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the ADSs shall be so listed on such exchange or automated quotation system, any ADSs issuable upon conversion of the Notes.

(d) The Company shall use its commercially reasonable efforts to take all such actions and obtain all such approvals and registrations with respect to the conversion of the Notes into ADSs and the issuance, and deposit into the ADS facility, of the Ordinary Shares represented by such ADSs.

(e) The Company shall undertake to maintain, as long as the Notes are outstanding and remain convertible into ADSs, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that ADSs can be delivered in accordance with the terms of this Indenture, the Notes, and the Deposit Agreement or the Restricted Issuance Agreement, as applicable, upon Conversion of the Notes.

(f) In accordance with the provisions of Article L. 228-98 of the French Commercial Code, the Company may, without requesting authorization from the Holders of the Notes, redeem Ordinary Shares, change the Company’s distribution of profit or issue preferred shares or other preferred equity instruments; provided, so long as any Notes are outstanding (or the Company has not yet settled all conversions of Notes for which a Conversion Date under this Indenture has been established), the Company take the measures necessary under the French Commercial Code to preserve the rights of the Holders of the Notes and, to the extent applicable, adjust the Conversion Rate as provided in Article 14.

Section 14.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any ADSs (or the Ordinary Shares represented by such ADSs), or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any ADSs (or the Ordinary Shares represented by such ADSs) or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b). Except as otherwise expressly provided herein, neither the Trustee nor any other agent acting under this Indenture (other than the Company, if acting in such capacity) shall have any obligation to make any calculation or to determine whether the Notes may be surrendered for conversion pursuant to this Indenture, or to notify the Company or the Depositary or any of the Holders if the Notes have become convertible pursuant to the terms of this Indenture.

Section 14.10. Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04;

(b) Share Exchange Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture, including, without limitation, any notice required by Section 14.01(b)(iii)), the Company shall cause to be filed with the Trustee and the Conversion Agent and to be delivered to each Holder, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Ordinary Shares or ADSs of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Share Exchange Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares or ADSs of record shall be entitled to exchange their Ordinary Shares or ADSs for securities or other property deliverable upon such Share Exchange Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 14.11. Suspension Period. In the event of an increase in the Company’s share capital, a consolidation, spin-off or merger of the Company, or issuance of new shares or securities conferring rights to receive the Ordinary Shares (as such terms and concepts are understood under Articles L. 225-149-1 and R 225-133 of the French Commercial Code, the Company will be entitled to suspend (the “Suspension Right”) its obligation to settle conversions for a period of not more than three months or such other period as may be established by applicable regulations (a “Suspension Period”). To the extent permitted under applicable French law, (i) the Company will not exercise its Suspension Right more than once per calendar year and (ii) the Company will limit any Suspension Period to two months or less.

If a Holder converts during the Suspension Period the Company will not be able to effect the settlement of such conversion until after the termination of the Suspension Period. In the event of a conversion settled in whole or in part with ADSs any such converting Holder will not benefit from any right as holder of ADSs before the conversion is settled.

Any decision by the Company to suspend its obligation to settle conversions will be published in the Bulletin des Annonces légales obligatoires, or any successor, as the case may be, so long as required by French law. This notice will be published not less than seven calendar days prior to the date on which such suspension comes into effect and will indicate both the date on which the suspension comes into effect and the date on which it ends. In addition, the Company shall provide written notice to each of the Holders, the Trustee, the Paying Agent and the Conversion Agent of such suspension not less than seven calendar days prior to the date on which such Suspension Period comes into effect and will indicate both the date on which the Suspension Period comes into effect and the date on which it ends (the “Suspension Notice”).

If any Settlement Date falls within a Suspension Period, any consideration to be delivered or paid upon conversion of the Notes will be delayed as described in Section 14.02(c).

Section 14.12. Exchange In Lieu Of Conversion. (a) When a Holder surrenders its Notes for conversion, the Company may, at its election, direct the Conversion Agent in writing to deliver, on or prior to 9:00 a.m. (New York City time) on the second Business Day immediately following the relevant Conversion Date, such Notes to one or more financial institutions designated by the Company (the “Designated Institution”) for exchange in lieu of conversion (an “Exchange Election”). In order to accept any Notes surrendered for conversion for exchange in lieu of conversion, the Designated Institution must agree to timely pay or deliver, as the case may be, in exchange for such Notes, the cash, ADSs or combination of cash and ADSs, at the Company’s election, that would otherwise be due upon conversion as described in Section 14.02 above, or such other amount agreed to by the converting Holder and the Designated Institution (the “Conversion Consideration”). If the Company makes the election described above, the Company shall, by 9:00 a.m. (New York City time) on the second Business Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent and the Holder surrendering Notes for conversion that it has made such Exchange Election, and the Company shall concurrently notify the Designated Institution of the relevant deadline for delivery of the Conversion Consideration and the type of Conversion Consideration that would otherwise be due upon conversion as described in Section 14.02 above. Any Notes exchanged by the Designated Institution will remain outstanding, subject to applicable procedures of the Depositary.

(b) If the Designated Institution agrees to accept any Notes for exchange but does not timely deliver the related Conversion Consideration, or if the Designated Institution does not accept such Notes for exchange, the Company shall, within the time period specified in Section 14.02(c), deliver the Conversion Consideration in accordance with the provisions of Section 14.02.

(c) The Company’s designation of a Designated Institution pursuant to this Section 14.12 require the Designated Institution to accept any Notes for exchange.

Article 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01. Intentionally Omitted.

Section 15.02. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof properly surrendered and not validly withdrawn pursuant to Section 15.03 that is equal to €1,000 or an integral multiple of €1,000 in excess of such amount (provided that a Holder may require the Company to purchase less than all of its Notes only if after the purchase thereof such Holder holds Notes in a minimum denomination of €100,000 or an integral multiple of €1,000 in excess thereof), on the day (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 or more than 35 New York Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay on such Interest Payment Date to the Holder of record on such Regular Record Date the full amount of accrued and unpaid interest, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15. The Fundamental Change Repurchase Date, as of the date of the related Fundamental Change Repurchase Notice, must be a day that satisfies the first three clauses of the definition of Payment Business Day.

(b) Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s applicable procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before 9:00 a.m. (New York City time) on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the applicable procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be €1,000 or an integral multiple of €1,000 in excess of such amount; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with applicable Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to 9:00 a.m. (New York City time) on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Trustee, Paying Agent and the Conversion Agent;

(vii) the Conversion Rate and any adjustments to the Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s request, given at least five days prior to the date the Fundamental Change Company Notice is to be sent (or such shorter period as may be acceptable to the Trustee), the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the applicable procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e) The Company shall not be required to make an offer to repurchase Notes upon the occurrence of a Fundamental Change otherwise required under this Section 15.02 if a third party makes an offer to purchase Notes in a manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to such an offer by the Company and such third party purchases all Notes properly tendered and not validly withdrawn under such offer to purchase.

Section 15.03. Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal received by the Paying Agent in accordance with this Section 15.03 at any time prior to 9:00 a.m. (New York City time) on the second Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be €1,000 or a multiple thereof,

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of €1,000 or an integral multiple of €1,000 in excess thereof;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 15.04. Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Paying Agent, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04, on or prior to 6:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Paying Agent, payment for Notes surrendered for repurchase (and not withdrawn prior to 9:00 a.m. (New York City time) on the second Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 10:00 a.m. (London, England time), on the Fundamental Change Repurchase Date, the Paying Agent holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Indenture, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:

(a) comply with the applicable provisions of the tender offer rules under the Exchange Act;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

To the extent that the provisions of any U.S. securities laws or regulations enacted after the date of this Indenture conflict with the provisions of this Indenture relating to the Company’s obligations to purchase the Notes upon a Fundamental Change, the Company will comply with the applicable U.S. securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

Article 16

OPTIONAL REDEMPTION

Section 16.01. Optional Redemption for Changes in the Tax Law of the Relevant Taxing Jurisdiction. Other than as described in this Article 16 in the case of a Change in Tax Law Redemption or a Provisional Optional Redemption, the Notes may not be redeemed by the Company at its option prior to maturity and no sinking fund is provided for the Notes. If the Company has, or on the next Interest Payment Date would, become obligated to pay to the Holder of any Note Additional Amounts, as a result of:

(a) on or after September 5, 2019 (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, after the date on which such jurisdiction becomes a Relevant Taxing Jurisdiction), any changes in, or amendments to, the laws of any rules or regulations of a relevant taxing jurisdiction, which change or amendment has not been publicly announced before and becomes effective in a form substantially similar to the prior public announcement on or after September 5, 2019 (or, in the case of a jurisdiction that becomes a relevant taxing jurisdiction after such date, after the date on which such jurisdiction becomes a relevant taxing jurisdiction); or

(b) on or after September 5, 2019 (or, in the case of a jurisdiction that becomes a relevant taxing jurisdiction after such date, after the date on which such jurisdiction becomes a relevant taxing jurisdiction), any change in, or amendment to, an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such relevant taxing jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination), which change, amendment, interpretation, administration, application, enactment, announcement or publication has not been publicly announced before and becomes effective in a form substantially similar to the prior public announcement on or after September 5, 2019 (or, in the case of a jurisdiction that becomes a relevant taxing jurisdiction after such date, after the date on which such jurisdiction becomes a relevant taxing jurisdiction);

(each, a “Change in Tax Law”), subject to Section 16.05, the Company may, at its option, redeem (a “Change in Tax Law Redemption”) for cash all but not part of the Notes (except in respect of certain Holders that elect otherwise as described below) at a “Change in Tax Law Redemption Price” equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding the date on which the Notes are redeemed (the “Change in Tax Law Redemption Date”), including, for the avoidance of doubt, any Additional Amounts with respect to such Change in Tax Law Redemption Price; provided that the Company may only redeem the Notes in connection with a Change in Tax Law Redemption if: (i) the Company cannot avoid such obligations by taking commercially reasonable measures available to the Company (provided that changing the jurisdiction of incorporation of the Company shall be deemed not to be a commercially reasonable measure); and (ii) the Company delivers to the Trustee an opinion of outside legal counsel of recognized standing in the Relevant Taxing Jurisdiction and an Officer’s Certificate attesting to such Change in Tax Law and obligation to pay Additional Amounts (which opinion, for the avoidance of doubt, shall not be required to include an opinion as to whether “commercially reasonable efforts” could be undertaken to avoid the otherwise applicable obligations).

If the Change in Tax Law Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay, on such Interest Payment Date, the full amount of accrued and unpaid interest, if any, due on such Interest Payment Date to the record holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date, and the Change in Tax Law Redemption Price payable to the Holder who presents a Note for redemption shall be equal to 100% of the principal amount of such Note, including, for the avoidance of doubt, any Additional Amounts with respect to such Change in Tax Law Redemption Price.

The Company shall give Holders of Notes, the Trustee and the Paying Agent not less than 50 nor more than 65 Scheduled Trading Days’ notice prior to the Change in Tax Law Redemption Date (the “Change in Tax Law Redemption Notice” and the date on which such Change in Tax Law Redemption Notice is delivered, the “Change in Tax Law Redemption Notice Date”). The Change in Tax Law Redemption Date must be, as of the date of the Tax Law Redemption Notice Date, a day that satisfies the first three clauses of the definition of Payment Business Day. The Company may not specify a Change in Tax Law Redemption Date that falls on or after the 44th Scheduled Trading Day immediately preceding the Maturity Date. The Change in Tax Law Redemption Notice must be irrevocable and not be conditional.

(c) The Change in Tax Law Redemption Notice shall specify:

(i) The Change in Tax Law Redemption Date (which must be a Payment Business Day);

(ii) the Change in Tax Law Redemption Price;

(iii) that, unless a Holder makes a Non-Tax Redemption Election, on the Change in Tax Law Redemption Date, the Change in Tax Law Redemption Price will become due and payable upon each such Note, and that interest thereon, if any, shall cease to accrue on and after said date;

(iv) the name and address of the Trustee, the Paying Agent and Conversion Agent;

(v) the place or places where such Notes are to be surrendered for payment of the Change in Tax Law Redemption Price;

(vi) that Holders may surrender their Notes for conversion at any time prior to 9:00 a.m. (New York City time) on the second Business Day preceding the Change in Tax Law Redemption Date;

(vii) the procedures a converting Holder must follow to convert its Notes;

(viii) the procedures a Holder must follow to make a Non-Tax Redemption Election; and

(ix) the ISIN, Common Code or other similar numbers, if any, assigned to such Notes.

At the Company’s request, the Trustee shall give the Change in Tax Law Redemption Notice in the name of and at the Company’s expense; provided, however, that the Company has delivered to the Trustee, at least five Business Days prior to the date that the Change in Tax Law Redemption Notice is required to be given to the Holders (unless a shorter notice period shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

(d) Upon receiving such Change in Tax Law Redemption Notice, a Holder shall have the right to elect to not have its Notes redeemed (a “Non-Tax Redemption Election”), in which case the Company shall not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of such Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon conversion, a repurchase in connection with a Fundamental Change, maturity on the Maturity Date or otherwise, and whether in ADSs, Reference Property or otherwise) after the Change in Tax Law Redemption Date (or, if the Company fails to pay the Change in Tax Law Redemption Price on the Change in Tax Law Redemption Date, such later date on which the Company pays the Change in Tax Law Redemption Price), and all future payments with respect to such Notes shall be subject to the deduction or withholding of such Relevant Taxing Jurisdiction and taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed converts its Notes prior to 9:00 a.m. (New York City time) on the second Business Day immediately preceding the Change in Tax Law Redemption Date, the Company shall be obligated to pay Additional Amounts, if any, with respect to such conversion.

Subject to the applicable procedures or the Depositary in the case of Global Notes, in order to make a Non-Tax Redemption Election, a Holder must deliver to the Company, with a copy to the Paying Agent, a written notice of such Non-Tax Redemption Election no later than 9:00 a.m. (New York City time) on the second business day immediately preceding the Change in Tax Law Redemption Date or by otherwise complying with the requirements for conversion in Section 14.02(b) during the related Redemption Period; provided that, for the avoidance of doubt, the Company will be obligated to pay Additional Amounts, if any, with respect to such conversion. Subject to the applicable procedures or the Depositary in the case of Global Notes, a Holder may withdraw its Non-Tax Redemption Election by delivering to the Company and the Paying Agent a written notice of withdrawal no later than 9:00 a.m. (New York City time) on the second Business Day immediately preceding the Change in Tax Law Redemption Date (or, if the Company fail to pay the Change in Tax Law Redemption Price on the Change in Tax Law Redemption Date, 9:00 a.m. (New York City time) on the Business Day immediately preceding the date on which the Change in Tax Law Redemption Price has been duly provided for).

Section 16.02. Provisional Optional Redemption. Other than as described in in Section 16.01, the Notes shall not be redeemable by the Company prior to September 6, 2022. Subject to Section 16.05, on or after September 6, 2022, the Company may redeem (a “Provisional Optional Redemption”) for cash all or part of the Notes on any Payment Business Day prior to the Maturity Date, at its option (x) if the Last Reported Sale Price of the ADS (converted into euros in accordance with the definition of “Last Reported Sale Price”) has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the Provisional Optional Redemption Notice Date, upon notice as set forth in 16.03, at the Provisional Optional Redemption Price.

Section 16.03. Notice of Provisional Optional Redemption; Selection of Notes. (a) In case the Company exercises its Provisional Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 16.02, it shall fix a date for redemption (the “Provisional Optional Redemption Date”) and it shall deliver a notice of such Provisional Optional Redemption (a “Provisional Optional Redemption Notice”, and the date on which such Provisional Optional Redemption Notice is delivered, the “Provisional Optional Redemption Notice Date”) not less than 50 nor more than 65 Scheduled Trading Days prior to the Provisional Optional Redemption Date to the Trustee, the Conversion Agent, the Paying Agent and each Holder of Notes. The Provisional Optional Redemption Date must be, as of the date of the applicable Provisional Optional Redemption Notice Date, a day that satisfies the first three clauses of the definition of Payment Business Day and the Company may not specify a Provisional Optional Redemption Date that falls on or after the 44th Scheduled Trading Day immediately preceding the Maturity Date.

(b) The Provisional Optional Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, the failure to deliver such Provisional Optional Redemption Notice or any defect in the Provisional Optional Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Each Provisional Optional Redemption Notice must be irrevocable and may not be conditional.

(c) Each Provisional Optional Redemption Notice shall specify:

(i) The Provisional Optional Redemption Date (which must be a Business Day);

(ii) the Provisional Optional Redemption Price;

(iii) that on the Provisional Optional Redemption Date, the Provisional Optional Redemption Price will become due and payable upon each such Note, and that interest thereon, if any, shall cease to accrue on and after said date;

(iv) the name and address of the Paying Agent and Conversion Agent;

(v) the place or places where such Notes are to be surrendered for payment of the Provisional Optional Redemption Price;

(vi) that Holders may surrender their Notes for conversion at any time prior to 9:00 a.m. (New York City time) on the second Business Day preceding the Provisional Optional Redemption Date;

(vii) the procedures a converting Holder must follow to convert its Notes;

(viii) the ISIN, Common Code or other similar numbers, if any, assigned to such Notes; and

(ix) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Provisional Optional Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

At the Company’s request, the Trustee shall give the Provisional Optional Redemption Notice in the name of and at the Company’s expense; provided, however, that the Company has delivered to the Trustee, at least five Business Days prior to the date that the notice is required to be given to the Holders (unless a shorter notice period shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. If fewer than all of the outstanding Notes are to be redeemed, the Notes to be redeemed will be selected according to the Depositary’s applicable procedures, in the case of Notes represented by a Global Note, or, in the case of Notes represented by Physical Notes, by lot, on a pro rata basis or by another method the Trustee deems to be appropriate and fair. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

(b) If fewer than all of the outstanding Notes are to be redeemed pursuant to Section 16.02 and this Section 16.03, the Notes or portions thereof of Notes to be redeemed shall be selected (in principal amounts of €1,000 or integral multiples of €1,000 in excess thereof) (1) if the Notes are in global form, then by lot or otherwise in accordance with the applicable procedures of the Depositary or (2) if the Notes are not in global form, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 16.04. Payment of Notes Called for Redemption. (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.01 or Section 16.03, the Notes shall become due and payable on the applicable Redemption Date at the place or places stated in the applicable Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the applicable Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b) No later than 10:00 a.m. (London, England time) on the applicable Redemption Date, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.03(b), an amount of cash (in immediately available funds if deposited on the Redemption Date) sufficient to pay the applicable Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made promptly after the later of:

(i)        the Redemption Date for such Notes; and

(ii)       the time of presentation of such Note to the Trustee by the Holder thereof in the manner required by this Section 16.04.

(c) Upon redemption of a Physical Note in part pursuant to Sections 16.02 and 16.03, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note.

Section 16.05. Restrictions on Redemption. No Notes may be redeemed pursuant to this Article 16 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the applicable Redemption Price).

Article 17

MISCELLANEOUS PROVISIONS

Section 17.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any of the Board of Directors, any authorized committee thereof or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Talend S.A., 800 Bridge Parkway, Redwood City, California 94065, Attention: Secretary.

Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format. The Trustee, by notice to the Company and the Holders, may designate additional or different addresses for subsequent notices or communications.

Any notice, direction, request or demand hereunder to or upon the Conversion Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Conversion Agent Office or sent electronically in PDF format. The Conversion Agent, by notice to the Company and the Holders, may designate additional or different addresses for subsequent notices or communications.

Any notice, direction, request or demand hereunder to or upon the Paying Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Paying Agent Office or sent electronically in PDF format. The Paying Agent, by notice to the Company and the Holders, may designate additional or different addresses for subsequent notices or communications.

Any notice, direction, request or demand hereunder to or upon the Note Registrar shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Note Registrar or sent electronically in PDF format. The Note Registrar, by notice to the Company and the Holders, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 17.04. Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company has irrevocably appointed Talend Inc. as its authorized agent in the city of New York upon which process may be served in any such suit or proceeding arising under this Indenture or any Note, and the Company agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 17.03, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding arising under this Indenture or any Note. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Indenture.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

To the extent that the Company or any of its properties, assets or revenues is or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture, any Note, the Deposit Agreement or the Restricted Issuance Agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture; provided that no Opinion of Counsel shall be required to be delivered in connection with the removal of the restricted ISIN and Common Code numbers of the Restricted Securities to unrestricted ISIN and Common Code numbers pursuant to the applicable procedures of the Depositary upon the Notes becoming freely tradable by non-Affiliates of the Company under Rule 144, unless a new Note is to be issued; provided further that no Opinion of Counsel shall be required to be delivered in connection with a request by the Company that the Trustee deliver a notice to Holders under this Indenture where the Trustee receives an Officer’s Certificate with respect to such notice. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all conditions precedent thereto have been complied with.

Notwithstanding anything to the contrary in this Section 17.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to such Opinion of Counsel.

Section 17.06. Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Redemption Date or Maturity Date is not a Payment Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Payment Business Day with the same force and effect as if taken on such date, and no interest shall accrue and no Default will arise under this Indenture in respect of the delay. If any Settlement Date in respect of a conversion falls on a day that is not a Conversion Consideration Delivery Business Day, the required payment and / or delivery of conversion consideration due on such Settlement Date will be made, subject to postponement in connection with a Suspension Period, on the next succeeding Conversion Consideration Delivery Business Day and no interest on such conversion consideration will accrue and no Default will arise under this Indenture in respect of the delay (a “Settlement Extension”).

Section 17.07. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

                                                   ,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:

Authorized Signatory

Section 17.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 17.12. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the price of the ADSs, the Last Reported Sale Price of the ADSs, the Trading Prices of the Notes (for purposes of Section 14.01(b)(i)), the Daily VWAPs, the Distributed Securities Daily VWAP, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes, the Conversion Rate of the Notes any Conversion Rate adjustments due to changes in French law, any calculations with respect to any transaction or event that would give rise to a Conversion Rate adjustment under Section 14.04(a), (b), (c), (d), (e), (f) or (g), any calculation as a result of the unavailability of euros and any currency conversion calculation in connection with determining any Conversion Rate adjustment or otherwise with respect to the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee, the Paying Agent and the Conversion Agent, and each of the Trustee, the Paying Agent and the Conversion Agent has no duty to verify such calculations and is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. Neither the Trustee nor any of the Agents shall have any duty to monitor the accuracy of any of the calculations made by the Company. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Section 17.16. Issuance in Euros. The principal (including the Redemption Price and Fundamental Change Repurchase Price, if any), interest payments, cash consideration due upon conversion, if any, and additional amounts, if any, in respect of the Notes will be payable in euros, except as described in the immediately succeeding paragraph.

If, on or after the date of this Indenture, the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes will be made by a paying agent that the Company appoints (which may be the Trustee or the initial Paying Agent) in U.S. dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euros will be converted to U.S. dollars on the basis of the most recently available market exchange rate for euros, as determined by the Company in its sole discretion. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under this Indenture or the Notes. None of the Trustee, the Paying Agent, Common Depositary, the Note Registrar, the Depositary or the Conversion Agent will be responsible for obtaining exchange rates, determining currency conversions or otherwise handling redenominations.

Section 17.17. Currency Indemnity. (a) The sole currency of account and payment for all sums payable in cash under the Notes and this Indenture is the euro. Any amount received or recovered in respect of the Notes in a currency other than the euro (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company) by the Trustee, the Paying Agent or any Holder of the Notes in respect of any sum expressed to be due to such Holder from the Company will constitute a discharge of its obligation only to the extent of the euro amount, which the recipient is able to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so). If the euro amount to be recovered is less than the euro amount expressed to be due to the recipient under any Note, the Company shall indemnify the recipient against the cost of making any further purchase of the euro in an amount equal to such difference.

(b)       These indemnities, to the extent permitted by law, constitute a separate and independent obligation from the Company’s other obligations, give rise to a separate and independent cause of action, apply irrespective of any waiver granted by any Holder or the Trustee from time to time, and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

(c)       Notwithstanding anything to the contrary in the foregoing, no payment in respect of a Note made in U.S. dollars permitted to be made by the provisions described in Section 17.16 will be subject to the provisions described in Section 17.17 (a) or (b).

Section 17.18. U.S.A. PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

TALEND S.A.

By: /s/ Michael Tuchen
Name: Michael Tuchen
Title: Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: /s/ Paula Oswald
Name: Paula Oswald
Title: Vice President

ELAVON FINANCIAL SERVICES DAC, as Paying Agent, Note Registrar, Transfer Agent and Conversion Agent

By: /s/ Michael Leong
Name: Michael Leong
Title: Authorised Signatory

By: /s/ David Harnett
Name: David Harnett
Title: Authorised Signatory

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITARY, TO NOMINEES OF THE COMMON DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE ADS, IF ANY, DELIVERABLE UPON CONVERSION OF THIS SECURITY AND THE ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF TALEND S.A. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, OR

(E) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE DEPOSITARY RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER DOCUMENTATION OR EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[INCLUDE FOLLOWING LEGEND IF A PHYSICAL NOTE]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE NOTE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH NOTE REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

Talend S.A.

1.75% Convertible Senior Note due 2024

No. RA-[•]	[Initially][1] €[•]

ISIN: [_____________]2

Common Code: [____________]3

Talend S.A., a société anonyme organized under the laws of France (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [USB NOMINEES (UK) LIMITED]4 [____]5, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto as Schedule A]6 [of €[_____]]7, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed €125,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement) in aggregate at any time, in accordance with the rules and procedures of the Depositary, on September 1, 2024, and interest thereon as set forth below.

This Note shall bear interest at the rate of 1.75% per year from September 13, 2019, or from the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until September 1, 2024. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. Interest is payable semi-annually in arrears on each March 1 and September 1, commencing on March 1, 2020, to Holders of record at the close of business on the preceding February 15 and August 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay, or shall cause the Paying Agent to pay, the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds in euros at the time to the Common Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated Elavon as its Paying Agent and Note Registrar in respect of the Notes and its agency at the Paying Agent Office, as a place where Notes may be presented for payment or for registration of transfer and exchange.

1 Include if a Global Note

2 Include if a Global Note

3 Include if a Global Note

4 Include if a Global Note

5 Include if a Physical Note

6 Include if a Global Note

7 Include if a Physical Note

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, ADSs or a combination of cash and ADSs, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

All cash payments to Holders of interest, principal (including the Redemption Price and the Fundamental Change Repurchase Price, if any), upon conversion or otherwise under the Indenture and this Note shall be made in euros, subject to Section 17.16 of the Indenture.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

TALEND S.A.

By:
Name:
Title:

Dated: [___________]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:

Authorized Signatory

[FORM OF REVERSE OF NOTE]

Talend S.A.
1.75% Convertible Senior Note due 2024

This Note is one of a duly authorized issue of Notes of the Company, designated as its 1.75% Convertible Senior Notes due 2024 (the “Notes”), initially limited to the aggregate principal amount of €125,00,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement) all issued or to be issued under and pursuant to an Indenture dated as of September 13, 2019 (the “Indenture”), between the Company, U.S. Bank National Association (the “Trustee”) and Elavon Financial Services DAC (“Elavon”, as Paying Agent, Note Registrar, Transfer Agent and Conversion Agent), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in euro subject to Section 17.16.

Subject to the terms and conditions of the Indenture, Additional Amounts will be paid in connection with any payments made and deliveries caused to be made by the Company or any successor to the Company under or with respect to the Indenture and the Notes, including, but not limited to, payments of principal (including, if applicable the Redemption Price and the Fundamental Change Repurchase Price), payments of interest and deliveries of ADSs (together with payments for any fractional ADS) upon conversion of the Notes to ensure that the net amount received by the beneficial owner after any applicable withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amount that would have been received by such beneficial owner had no such withholding or deduction been required.

The Indenture contains provisions permitting the Company, the Trustee and Agents (if applicable) in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Redemption Price, the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess of such amount. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Company’s option on or after September 6, 2022, in accordance with the terms and subject to the conditions specified in the Indenture. The Company may also redeem the Notes in the event of a Change in Tax Law as described in Section 16.01 of the Indenture. No sinking fund is provided for the Notes

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of €1,000 or multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to 9:00 a.m. (New York City time) on the second Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is €1,000 or a multiple thereof, into cash, ADSs or a combination of cash and ADSs, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Common Depositary

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A8

SCHEDULE OF EXCHANGES OF NOTES

Talend S.A.
1.75% Convertible Senior Notes due 2024

The initial principal amount of this Global Note is [•] EUROS (€[•]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Common Depositary

8 Include if a Global Note

ATTACHMENT 1A9

[FORM OF NOTICE OF CONVERSION]

TALEND S.A.

1.75% CONVERTIBLE SENIOR NOTE DUE 2024

ISIN: [                                  ], COMMON CODE: [                                   ]

(Please read the Notes overleaf before completing this Notice)

Name:	Date:

Address:

Euroclear/Clearstream Luxembourg Account No:

Telephone No:

Fax No:

Signature*:

*Where the Notes in respect of which this Conversion Notice is given are evidenced by a Global Note, the Conversion Notice need not be signed. In such a case, delivery of the Conversion Notice will constitute confirmation by the beneficial owner of interests in the Notes to be converted that the information and the representations in the Conversion Notice are true and accurate on the date of delivery.

To:	Elavon Financial Services DAC (the “Paying Agent”, “Transfer Agent”, “Note Registrar” and “Conversion Agent”)

CC:	Talend S.A. (the “Company”)

1.	I/We, being the holder(s) of the Notes(s)/interest in the Global Note (please delete as applicable) specified below, hereby irrevocably:

(a)	elects and exercises the option to convert this Note, or the portion hereof (that is €1,000 principal amount or a multiple thereof; provided that after such conversion, the undersigned will hold no Notes or Notes in minimum denominations of €100,000 or an integral multiple of €1,000 in excess of such amount) below designated, into cash, ADSs or a combination of cash and ADSs, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any ADSs issuable and deliverable upon such conversion, together with any cash for any fractional ADS, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.

(b)	if the Notes are to be converted to ADSs, such ADSs to be issued on conversion of the Notes mentioned above be delivered as set out below:

9 Include if a Global Note

(i)	total principal amount and, where applicable, the serial numbers of Notes to which this notice applies:

Notes:

Global Note:

Total principal amount to be converted (must be a multiple of €1,000):

Euroclear/Clearstream Luxembourg Account No. ADS are to be delivered:

(c)	name(s) and address(es) of person(s) in whose name(s) the ADSs to be issued on conversion of the Notes are to be registered:

Name:

Address:

(d)	if the Notes are to be either fully or partially converted to cash, direct that payment in respect of the Notes be made as follows:

by transfer to the following EUR account:

Name of Beneficiary:
Beneficiary Bank:
Beneficiary Bank SWIFT Code:
IBAN:
Intermediary Bank (if applicable):
Intermediary Bank SWIFT Code (if applicable):
Reference:

(e)	If any ADSs or any portion of the Notes not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. The undersigned confirms that to the extent it holds Notes after conversion of Notes contemplated hereby, it will hold such Notes and any ADSs received as conversion consideration in different legal entities.

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:                                                 Signature:

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if ADSs are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Signature Guarantee

ATTACHMENT 1B10

[FORM OF NOTICE OF CONVERSION]

To: Elavon Financial Services DAC (the “Paying Agent”, “Transfer Agent”, “Note Registrar” and “Conversion Agent”)

CC: Talend S.A.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is €1,000 principal amount or a multiple thereof; provided that after such conversion, the undersigned will hold no Notes or Notes in minimum denominations of €100,000 or an integral multiple of €1,000 in excess of such amount) below designated, into cash, ADSs or a combination of cash and ADSs, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any ADSs issuable and deliverable upon such conversion, together with any cash for any fractional ADS, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any ADSs or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. The undersigned confirms that to the extent it holds Notes after conversion of Notes contemplated hereby, it will hold such Notes and any ADSs received as conversion consideration in different legal entities. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if ADSs are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

10 Include if a Physical Note

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): €______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 211

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Elavon Financial Services DAC (the “Paying Agent”, “Transfer Agent”, “Note Registrar” and “Conversion Agent”)

CC: Talend S.A.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Talend S.A. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is €1,000 principal amount or a multiple thereof; provided that after such repurchase, the registered owner of this Note will hold no Notes or Notes in minimum denominations of €100,000 or an integral multiple of €1,000 in excess of such amount) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repurchased (if less than all): €_______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

11 Include if a Physical Note

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

To: Elavon Financial Services DAC (the “Paying Agent”, “Transfer Agent”, “Note Registrar” and “Conversion Agent”)

For value received                 hereby sell(s), assign(s) and transfer(s) unto                 (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                 attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To Talend S.A. or a subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended, and is effective at the time of such transfer; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.